                                                                     EXHIBIT 4.3



                             THE LIBERTY CORPORATION
                           RETIREMENT AND SAVINGS PLAN


                             AS AMENDED AND RESTATED

                             EFFECTIVE APRIL 1, 1997

                                TABLE OF CONTENTS

ARTICLE 1 PREFACE                                                               3
   Section 1.1.  Effective Date                                                 3
   Section 1.2.  Purpose of Plan                                                3
   Section 1.3.  Legal Effect                                                   3
   Section 1.4.  Form of Plan                                                   4
   Section 1.5.  Governing Law                                                  4
   Section 1.6.  Headings                                                       4
   Section 1.7.  Gender and Number                                              4

ARTICLE 2 DEFINITIONS                                                           5
   Section 2.1.  Act                                                            5
   Section 2.2.  Adjustment Date                                                5
   Section 2.3.  Annuity Starting Date                                          5
   Section 2.4.  Beneficiary                                                    5
   Section 2.5.  Board                                                          5
   Section 2.6.  Break in Service                                               5
   Section 2.7.  Code                                                           6
   Section 2.8.  Committee                                                      6
   Section 2.9.  Compensation                                                   6
   Section 2.10.  Date of Employment                                            7
   Section 2.11.  Date of Reemployment                                          7
   Section 2.12.  Disability                                                    7
   Section 2.13.  Early Retirement Age                                          8
   Section 2.14.  Early Retirement  Date                                        8
   Section 2.15.  Employee                                                      8
   Section 2.16.  Employee After-Tax Contribution Account                       8
   Section 2.17.  Employee Deferral Account                                     8
   Section 2.18.  Employee Rollover Contribution Account                        9
   Section 2.19.  Employer                                                      9
   Section 2.20.  Employer Discretionary Contribution Account                   9
   Section 2.21.  Employer Matching Contribution Account                        9
   Section 2.22.  Employer Stock                                                9

   Section 2.23.  Entry Date                                                    9
   Section 2.24.  Excess Compensation                                          10
   Section 2.25.  Forfeitures                                                  10
   Section 2.26.  Fund                                                         10
   Section 2.27.  Highly Compensated Employee                                  10
   Section 2.28.  Hour of Service                                              11
   Section 2.29.  Inactive Participant                                         13
   Section 2.30.  Leave of Absence                                             13
   Section 2.31.  Limitation Year                                              13
   Section 2.32.  Non-highly Compensated Employee                              13
   Section 2.33.  Normal Retirement Age                                        13
   Section 2.34.  Normal Retirement Date                                       13
   Section 2.35.  Participant                                                  14
   Section 2.36.  Plan                                                         14
   Section 2.37.  Plan Administrator                                           14
   Section 2.38.  Plan Year                                                    14
   Section 2.39.  Qualified Employee                                           14
   Section 2.40.  Qualified Matching Contribution                              14
   Section 2.41.  Qualified Matching Contribution Account                      14
   Section 2.42.  Qualified Nonelective Contributions                          15
   Section 2.43.  Qualified Nonelective Contribution Account                   15
   Section 2.44.  Qualifying Year of Service                                   15
   Section 2.45.  Related Employer                                             15
   Section 2.46.  Taxable Wage Base                                            16
   Section 2.47.  Trust or Trust Fund                                          16
   Section 2.48.  Trustee                                                      16
   Section 2.49.  Year of Service                                              16

ARTICLE 3 ELIGIBILITY AND PARTICIPATION                                        18
   Section 3.1.  Eligibility                                                   18
   Section 3.2.  Participation                                                 18
   Section 3.3.  Transfer to or from Eligible Class of Employees.              18
   Section 3.4.  Service with a Related Employer                               19
   Section 3.5.  Service as a Leased Employee                                  19

ARTICLE 4 CONTRIBUTIONS                                                        21

   Section 4.1.  Employer Contribution of Employee Deferrals                   21
   Section 4.2.  Employee Deferrals                                            21
   Section 4.3.  Employer Matching Contributions                               23
   Section 4.4.  Employer Discretionary Contributions                          25
   Section 4.5.  Qualified Nonelective Contributions                           26
   Section 4.6.  Employee After-Tax Contributions                              26
   Section 4.7.  Rollover Contributions                                        27
   Section 4.8.  Employee Deferrals and After-Tax Contributions.               27
   Section 4.9.  Adjustment of Deferrals                                       28
   Section 4.10. Adjustment of Employer Matching Contributions
                 and Employee After-Tax Contributions                          32
   Section 4.11. Overall Contribution Limitation                               35
   Section 4.12. Special Rules Related to Veteran's Reemployment Rights.       36

ARTICLE 5 RETIREMENT BENEFITS                                                  37
   Section 5.1.  Normal Retirement and Delayed Retirement Date.                37
   Section 5.2.  Disability Retirement                                         37
   Section 5.3.  Early Retirement                                              37
   Section 5.4.  Optional Methods of Settlement                                37
   Section 5.5.  Payment of Small Benefits                                     39
   Section 5.6.  Election of Option                                            39
   Section 5.7.  Election Period                                               40
   Section 5.8.  Information to be Given Participants                          40
   Section 5.9.  Waiver Elections                                              41
   Section 5.10.  Commencement of Benefits                                     41
   Section 5.11.  Consent Requirement                                          42
   Section 5.12.  Rollover of Distributions                                    42
   Section 5.13.  Transition Rule                                              43
   Section 5.14.  Valuation of Accounts for Distributions                      44

ARTICLE 6 DEATH BENEFITS                                                       45
   Section 6.1.  Death Prior to Annuity Starting Date                          45
   Section 6.2.  Death Following the Annuity Starting Date                     46
   Section 6.3.  Designation of Beneficiary                                    46
   Section 6.4.  Election Period For Beneficiary Designation                   46
   Section 6.5.  Payment of Small Death Benefits                               47

   Section 6.6.  Qualified Domestic Relations Order                            47

ARTICLE 7 VESTING                                                              48

ARTICLE 8 DISTRIBUTIONS PRIOR TO RETIREMENT                                    49
   Section 8.1.  Withdrawal of Employer Contributions                          49
   Section 8.2.  Withdrawal at Age 59 1/2                                      49
   Section 8.3.  Withdrawal of Employee After-Tax Contributions
                 and Employee Rollover Contributions.                          49
   Section 8.4.  Withdrawal after Normal Retirement Age                        50
   Section 8.5.  Termination of Employment Before Retirement                   50
   Section 8.6.  Deemed Distribution                                           51
   Section 8.7.  Vesting When a Participant Terminates Employment,
                 Receives a Distribution and is Rehired
                 Prior to Five Consecutive One-Year Breaks in Service.         51
   Section 8.8.  Hardship Distributions                                        51
   Section 8.9.  Loans to Participants                                         53
   Section 8.10. Spousal Consent                                               55
   Section 8.11. Plan Administrator Rules                                      55

ARTICLE 9 ACCOUNTS                                                             57
   Section 9.1.  Establishment of Accounts                                     57
   Section 9.2.  Investment Elections                                          57
   Section 9.3.  Account Adjustments                                           58
   Section 9.4.  Limitation on Annual Additions                                58
   Section 9.5.  Limitation on Benefits and Contributions                      60
   Section 9.6.  Transition Rule                                               61

ARTICLE 10 TOP-HEAVY PLAN PROVISIONS                                           63
   Section 10.1. Determination Date                                            63
   Section 10.2. Top-Heavy Plan                                                63
   Section 10.3. Key Employee                                                  64
   Section 10.4. Non-Key Employee                                              65
   Section 10.5. Top-Heavy Group                                               65
   Section 10.6. Minimum Contributions and Benefits for Top-Heavy Plans.       66
   Section 10.7. Top-Heavy Average Compensation                                66
   Section 10.8. Top-Heavy Years of Service                                    67
   Section 10.9. Top-Heavy Group Minimum Contribution                          67

   Section 10.10.  Minimum Vesting Requirements                                67
   Section 10.11.  Adjustments in Section 415 Limits for Top-Heavy Plans.      68
   Section 10.12.  Transition Fraction                                         69

ARTICLE 11 ADMINISTRATION OF THE PLAN                                          70
   Section 11.1.  Membership of Committee                                      70
   Section 11.2.  Committee Officers; Subcommittee                             70
   Section 11.3.  Committee Meetings                                           70
   Section 11.4.  Transaction of Business                                      70
   Section 11.5.  Committee Records                                            71
   Section 11.6.  Establishment of Rules                                       71
   Section 11.7.  Conflicts of Interest                                        71
   Section 11.8.  Appointment of Plan Administrator                            71
   Section 11.9.  Authority to Interpret                                       72
   Section 11.10.  Third Party Advisors                                        72
   Section 11.11.  Compensation of Members                                     72
   Section 11.12.  Committee Expenses                                          72
   Section 11.13.  Indemnification of Committee and Plan Administrator.        73

ARTICLE 12 ALLOCATION OF RESPONSIBILITIES                                      74
   Section 12.1.  Allocation of Responsibilities                               74
   Section 12.2.  Co-fiduciary Liability                                       76
   Section 12.3.  Fiduciary Duties                                             76
   Section 12.4.  Establishment of Trust                                       77
   Section 12.5.  Committee Instructions                                       77
   Section 12.6.  Right to Amend or Terminate                                  78
   Section 12.7.  Discretionary Authority                                      78
   Section 12.8.  Limitation on Amendments                                     78

ARTICLE 13 MISCELLANEOUS                                                       80
   Section 13.1.  Alienation of Benefits                                       80
   Section 13.2.  Payment in Event of Incapacity                               80
   Section 13.3.  Rights of Parties                                            81
   Section 13.4.  Communication to Employees                                   81
   Section 13.5.  Lost Distributees                                            81

ARTICLE 14 TERMINATION, MERGER OR CONSOLIDATION                                82

   Section 14.1.  Termination of Plan and Trust                                82
   Section 14.2.  Merger or Consolidation                                      82

ARTICLE 15 CLAIMS PROCEDURE                                                    83
   Section 15.1.  Filing of a Claim for Benefits                               83
   Section 15.2.  Notification to Claimant of Decision                         83
   Section 15.3.  Claims Review Procedure                                      84
   Section 15.4.  Decision on Review                                           84
   Section 15.5.  Action by Authorized Representative of Claimant.             84

                             THE LIBERTY CORPORATION

                           RETIREMENT AND SAVINGS PLAN

           WHEREAS, The Liberty Corporation, a corporation organized under the laws of the State of South Carolina, herein referred to as "Employer" established The Liberty Corporation Profit Sharing Plan and Trust (the "Plan") for the exclusive benefit of its eligible employees effective August 18, 1970; and


      WHEREAS, the Plan was amended on February 27, 1973, amended and restated on November 10, 1973, amended and restated effective January 1, 1976, amended on May 18, 1977, amended twice on November 16, 1978, amended on February 14, 1980, amended on August 27, 1981, amended on December 28, 1982, amended on February 27, 1984, amended on July 12, 1984, amended on December 17, 1985, amended on November 4, 1986, amended on December 31, 1986, amended and restated effective January 1, 1989, amended on December 31, 1992, amended on December 31, 1993, amended on January 1, 1994, and amended on September 13, 1995; and


      WHEREAS, the Employer established The Liberty Corporation Thrift and Investment Plan for the exclusive benefit of its eligible employees effective May 5, 1981; and


      WHEREAS, The Liberty Corporation Thrift and Investment Plan was amended and restated as a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code, effective July 1, 1985, at which time it was also merged with the Cosmos Broadcasting Corporation Thrift Plan and Trust to form The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan (the "401(k) Thrift Plan"); and


      WHEREAS, the 401(k) Thrift Plan was amended on November 8, 1985, amended on May 6, 1986, amended on August 12, 1986, amended on September 22, 1986, amended on December 31, 1986, amended on March 27, 1989, amended on December 29, 1989, amended and restated effective January 1, 1989, amended on December 31, 1992, amended on December 15, 1993, and amended on August 22, 1994; and

      WHEREAS, the Employer is now desirous of splitting the 401(k) Thrift Plan into two (2) separate pieces, one portion covering the employees of the Employer as well as the employees of adopting related employers - Liberty Life Insurance Company, Liberty Capital Advisors, Inc., Liberty Properties Group, Inc., Special Services Corporation, Liberty Investment Group Inc., Liberty Insurance Services Corporation and Pierce National Life Insurance Company, the other portion covering employees of Cosmos Broadcasting Corporation and Cable Vantage Inc.; and


      WHEREAS, the Employer is also desirous of merging the portion of the 401(k) Thrift Plan relating to its employees into the Plan, effective April 1, 1997.


      NOW, THEREFORE, effective April 1, 1997, in accordance with the provisions of the Plan pertaining to amendment of the Plan, the Employer hereby amends the Plan in its entirety and restates the Plan on the terms and conditions described hereinafter:

                                    ARTICLE 1

                                     PREFACE


      SECTION 1.1.  EFFECTIVE DATE.


      Except as otherwise provided herein, the effective date of the Plan, as amended and restated, is April 1, 1997. To the extent the effective date of a provision of the Plan precedes April 1, 1997, such provision shall be deemed to amend the predecessor plans described in Section 1.3 as of such earlier date.


      SECTION 1.2.  PURPOSE OF PLAN.


      The purpose of this Plan is to promote, in the manner set forth hereinafter, the future economic welfare of the Employees, to develop in those Employees an increased interest in the Employer's successful operation and to encourage Employee savings. The intention of the Employer is that the contributions made by it and Employee deferrals and Employee contributions, together with the income thereon, shall be accumulated and made available to such Employees upon their retirement, all as set forth hereinafter. It is intended that this Plan qualify as a profit sharing plan under Code Section 401(a) and as a qualified cash or deferred arrangement under Code Section 401(k).


      SECTION 1.3.  LEGAL EFFECT.


      As of the effective date, the terms and conditions of this Plan shall amend and supersede prospectively the terms and conditions of The Liberty Corporation Profit Sharing Plan and Trust originally effective August 18, 1970, as amended and restated effective January 1, 1989 and all subsequent amendments thereto; and the portion of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan originally effective May 5, 1981, as amended and restated effective January 1, 1989 and all subsequent amendments thereto, relating to the Employees of the Employer; provided, however, that the provisions of such prior plans shall continue to govern the rights of all Employees who retired or otherwise ceased to work for the Employer prior to the effective date hereof, except as is otherwise expressly stated herein.


      If the provisions of this Plan and the Trust Agreement which is part of this Plan are found to be contradictory, then the provisions of this Plan document shall apply.

      SECTION 1.4.  FORM OF PLAN.


      The Plan shall be a single plan of one or more members of a controlled group or affiliated service group, as defined in Code Sections 414(b), 414(c), 414(m) and 414(o). The total assets of the Plan shall be available to provide benefits for any Plan Participant.


      SECTION 1.5.  GOVERNING LAW.


      This Plan shall be regulated, construed and administered under the laws of the State of South Carolina, except when preempted by the Act or other applicable federal law.


      SECTION 1.6.  HEADINGS.


      The headings and subheadings in this Plan have been inserted for convenience and reference only and are to be ignored in any construction of the provisions hereof.


      SECTION 1.7.  GENDER AND NUMBER.


      The masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

                                    ARTICLE 2

                                   DEFINITIONS

      The following words and phrases, when used herein, shall have the meanings set forth below unless otherwise clearly required by the context:

      SECTION 2.1.  ACT.


      The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.


      SECTION 2.2.  ADJUSTMENT DATE.


      Each day shares are traded on a national stock exchange, except for regularly scheduled holidays of the Trustee.


      SECTION 2.3.  ANNUITY STARTING DATE.


      Shall mean:

      (a) the first day of the first period for which an amount is payable as an annuity, or

      (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.


      SECTION 2.4.  BENEFICIARY.


      The person or persons (which person may be an entity) designated by a Participant or Inactive Participant to receive the balance of his account, if any, after his death.


      SECTION 2.5.  BOARD.


      The Board of Directors of The Liberty Corporation or its Compensation Committee acting on its behalf.


      SECTION 2.6.  BREAK IN SERVICE.


      The failure of an Employee to complete more than 500 Hours of Service during a Plan Year. Solely for purposes of determining whether a Break in Service has occurred, Hours of Service shall be recognized for Leaves of Absence.

      SECTION 2.7.  CODE.


      The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.


      SECTION 2.8.  COMMITTEE.


      The committee or committees as described in Article 11.


      SECTION 2.9.  COMPENSATION.


      Except as provided in Section 10.7 of this Plan, Compensation shall be the total earnings paid to a Participant by the Employer during a Plan Year reported or reportable on U. S. Treasury Department Wage and Tax Statement, Form W-2 (or similar form which may be required for such purposes), including bonuses and incentive compensation, plus amounts deferred under this Plan and salary reductions under a Code Section 125 arrangement maintained by the Employer, but excluding directors' fees and amounts allocated (other than deferrals) or benefits paid under this Plan or any other benefit plan of the Employer. Notwithstanding the preceding sentence, amounts payable under the Employer's long-term disability plan, any payments of group medical and hospitalization benefits, any severance pay, prizes, payments for moving expenses, automobile expense allowances, expense reimbursements and any amounts considered compensation by reason of any rights with respect to stock of an Employer or Related Employer shall not be considered as compensation.


      The annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $160,000, effective January 1, 1997, as adjusted by the Commissioner of the Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.


      Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in the preceding paragraph. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1997, the OBRA '93 annual compensation limit is $160,000.


      Compensation for the first Plan Year during which an Employee participates shall include only earnings paid during such Plan Year on or after his Entry Date.


      Notwithstanding the above, Compensation for purposes of Sections 4.9 and
4.10 shall mean any definition of Compensation, as determined by the Committee, that satisfies the requirements of Code Section 414(s). In addition, such Compensation shall only include the earnings paid during the portion of a Plan Year in which an Employee is eligible to participate in the Plan.


      SECTION 2.10.  DATE OF EMPLOYMENT.


      The first date on which an Employee completes an Hour of Service.


      SECTION 2.11.  DATE OF REEMPLOYMENT.


      The first date on which an Employee completes an Hour of Service following a termination or Break in Service.


      SECTION 2.12.  DISABILITY.


      A physical or mental condition of a Participant resulting from bodily injury, sickness, disease, or mental disorder which renders him eligible for long-term disability benefits under the Employer's long-term disability plan. The Participant will not be deemed to have a Disability unless (a) notice of the Disability which commenced during employment with the Employer or any Related Employer is received by the Plan Administrator within 90 days after termination of the Participant's employment (b) the Disability is certified to the party responsible for processing claims under the Employer's long-term disability plan by a duly licensed and practicing physician and (c) the party responsible for processing claims under the Employer's long-term disability plan determines that the Participant is entitled to benefits under the Employer's long-term disability plan. In no event shall Disability result from the Participant's engagement in a criminal enterprise or from his habitual drunkenness or addiction to narcotics or from an intentionally self-inflicted injury. The provisions of this Section shall be uniformly and consistently applied to all Participants.

      SECTION 2.13.  EARLY RETIREMENT AGE.

      The attainment of at least age 55 and the completion of 15 or more Years of Service.

      SECTION 2.14.  EARLY RETIREMENT  DATE.

      The date of termination of Employment with the Employer and all Related Employers coinciding with or following the Early Retirement Age of the Participant.

      SECTION 2.15.  EMPLOYEE.

      Any person who is employed by the Employer except (a) any person who is employed as an independent contractor or in a joint venture with the Employer, and (b) any person whose customary employment is for less than 1,000 hours in a Plan Year, provided however, a person who does perform 1,000 Hours of Service in a consecutive twelve month period after performing his first Hour of Service or during any Plan Year shall become a Participant from date of hire or for such applicable Plan Year. Wherever specifically provided herein the term "Employee" shall also include a person employed as described in the foregoing sentence by any Related Employer.

      SECTION 2.16.  EMPLOYEE AFTER-TAX CONTRIBUTION ACCOUNT.

      The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of the Participant's after-tax contributions and adjustments as of each Adjustment Date, less any payments therefrom. Each Employee After-Tax Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments under
Section 9.2.

      SECTION 2.17.  EMPLOYEE DEFERRAL ACCOUNT.

      The balance posted to the record of each Participant, Inactive Participant or Beneficiary consisting of elective deferrals of the Participant's Compensation and adjustments as of each Adjustment Date, less any payments therefrom. Each Employee Deferral Account shall include, where appropriate, subaccounts which reflect Employee-directed investments under Section 9.2.

      SECTION 2.18.  EMPLOYEE ROLLOVER CONTRIBUTION ACCOUNT.

      The balance posted to the record of each Employee, Participant, Inactive Participant or Beneficiary consisting of the Participant's rollovers, pursuant to Section 4.7, and adjustments as of each Adjustment Date. Each Employee Rollover Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments under Section 9.2.

      SECTION 2.19.  EMPLOYER.

      The Liberty Corporation and adopting Related Employers.

      SECTION 2.20.  EMPLOYER DISCRETIONARY CONTRIBUTION ACCOUNT.

      The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Employer discretionary contributions and adjustments as of each Adjustment Date, less any distributions therefrom and amounts forfeited. Each Employer Discretionary Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments under Section 9.2.

      SECTION 2.21.  EMPLOYER MATCHING CONTRIBUTION ACCOUNT.

      The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Employer matching contributions and adjustments as of each Adjustment Date, less any distributions therefrom and amounts forfeited. Each Employer Matching Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments under Section 9.2.


      SECTION 2.22.  EMPLOYER STOCK.

      Common stock of The Liberty Corporation.

      SECTION 2.23.  ENTRY DATE.

      January 1 and the first day of the first payroll period of each other calendar month in each Plan Year.

      SECTION 2.24.  EXCESS COMPENSATION.

      With respect to any Participant, the Participant's Compensation which is in excess of the Taxable Wage Base for that portion of the Plan Year for which a contribution is payable under this Plan.

      SECTION 2.25.  FORFEITURES.

      The divested portion of a Participant's or Inactive Participant's Employer Matching Contribution Account and Employer Discretionary Contribution Account.

      SECTION 2.26.  FUND.

      Any of the funds allowed as an investment election under Section 9.2.

      SECTION 2.27.  HIGHLY COMPENSATED EMPLOYEE.

      The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

      Effective January 1, 1997 a highly compensated active Employee includes any Employee who performs service for the Employer or a Related Employer during the Determination Year and who: (i) for the Look-Back Year received compensation from the Employer or a Related Employer in excess of $80,000 (as adjusted pursuant to Code Section 415(d) but using the calendar quarter ending September 30, 1996 as the base period) and, if the Employer elects to apply this limitation, was a member of the top-paid group for the Look-Back Year; or (ii) during the Determination Year or the Look-Back Year was a 5% owner (as defined in Code Section 416(i)(1), of the Employer or a Related Employer.

      For this purpose, the Determination Year shall be the Plan Year. The Look-Back Year shall be the twelve-month period immediately preceding the Determination Year. Notwithstanding the two previous sentences, the Employer may designate the Look-Back Year to be the calendar year ending with or within the applicable Determination Year, in which case the Determination Year calculation shall be based on the period by which the Determination Year extends beyond such calendar year.

      The top-paid group includes all Employees in the top twenty percent (20%) of Employees when ranked on the basis of compensation.

      A highly compensated former Employee includes any individual who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer or a Related Employer during the Determination Year, and was a highly compensated active Employee for either the separation year or any Determination Year ending on or after his 55th birthday.

      The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Code
Section 414(q) and the regulations thereunder.

      SECTION 2.28.  HOUR OF SERVICE.

      (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.

      (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.


           Notwithstanding the preceding sentence:


            (1) No more than 501 hours are required to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);


            (2) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and


            (3) Hours are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

      (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

      (d) Each hour which is required to be credited to an Employee for military service under applicable law and regulations and which is not otherwise credited under this Section. Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, hours of service with respect to qualified military service will be provided in accordance with Code Section 414(u).

      (e) Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service with the Employer.

      (f)  Hours under this Section shall be calculated and credited pursuant to
           Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference. Each full-time Employee shall be credited with forty-five (45) Hours of Service for each week during which the Employee completed one (1) Hour of Service. Each other Employee shall be credited with his or her actual hours worked or hours for which the Employee is entitled to be paid. For purposes of this paragraph, a full-time Employee is an Employee hired on other than a temporary basis who is scheduled to work at least forty (40) hours per week.

      (g) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred, an Employee or former Employee who is absent from work for maternity or paternity leave shall receive credit either for the Hours of Service, as described in subsections (a) - (f) above, which would otherwise have been credited to such Employee or former Employee but for such absence, or in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of absence. The total number of Hours of Service credited under this subsection (g) shall not exceed 501. Hours of Service pursuant to this paragraph shall be credited in the computation period during which the absence begins if doing so would prevent a Participant from incurring a one-year Break in Service in that computation period. In any other case, these hours shall be credited in the following computation period. For purposes of this paragraph, an absence from work for maternity or paternity leave means an absence (1) by reason of pregnancy of the Employee or former Employee, (2) by reason of the birth of a child of the Employee or former Employee, (3) by reason of placement of a child with the Employee or former Employee in connection with the adoption of such child by such Employee or former Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the above, no credit shall be given for Hours of Service pursuant to this subsection (g) unless the Employee or former Employee furnishes sufficient information to the Plan Administrator or the Committee to establish that the absence is due to maternity or paternity leave and the number of days of such absence.

      (h) For purposes of this Section, the term "Employer" shall include any Related Employer, and the term "Employee" shall include any individual described in the last sentence of Section 2.15.

      SECTION 2.29.  INACTIVE PARTICIPANT.

      Any person who terminates employment with the Employer or otherwise ceases to be a Participant but whose interest in the Trust Fund has not been wholly distributed. All rights and benefits including elections, provided to an Inactive Participant under this Plan shall be available to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p).

      SECTION 2.30.  LEAVE OF ABSENCE.

      Any unpaid, temporary absence authorized by the Employer under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated. If active service is not resumed upon expiration of a Leave of Absence, the Employee shall be deemed to have terminated his employment when the Employee left the active service of the Employer, provided that if such Employee suffers Disability or dies during an authorized Leave of Absence, the benefits, if any, to which he or his Beneficiary is entitled shall be determined as if such Disability or death occurred while in the active service of the Employer.

      SECTION 2.31.  LIMITATION YEAR.

      The limitation year shall be the Plan Year.

      SECTION 2.32.  NON-HIGHLY COMPENSATED EMPLOYEE.

      Any Employee of the Employer or a Related Employer who is not a Highly Compensated Employee.

      SECTION 2.33.  NORMAL RETIREMENT AGE.

      The sixty-fifth birthday of a Participant.

      SECTION 2.34.  NORMAL RETIREMENT DATE.

      The date of termination of employment with the Employer [and all Related Employers] coincident with or following the Normal Retirement Age of the Participant.

      SECTION 2.35.  PARTICIPANT.

      Every Employee who has met the requirements of Article 3 and who is not an Inactive Participant; provided, however, that for purposes of Sections 5.4 through 5.14, Article 6 and Article 8, the term "Participant" shall include an Inactive Participant.

      SECTION 2.36.  PLAN.

      The Liberty Corporation Retirement and Savings Plan as herein set out or as duly amended.

      SECTION 2.37.  PLAN ADMINISTRATOR.

      The person, persons or entity designated by the Board pursuant to Section
11.8 to administer the Plan on behalf of the Board.

      SECTION 2.38.  PLAN YEAR.

      The 12-month period ending on December 31 of each year.

      SECTION 2.39.  QUALIFIED EMPLOYEE.

      Any Employee other than an Employee who is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer, unless participation in the Plan is specifically provided for in the bargaining agreement. In no event shall a "leased employee," as defined in Code Section 414(n)(2), be a Qualified Employee.

      SECTION 2.40.  QUALIFIED MATCHING CONTRIBUTION.

      Employer matching contributions made pursuant to Section 4.3 that are subject to the distribution and nonforfeitability requirements of Code Section 401(k) when made.

      SECTION 2.41.  QUALIFIED MATCHING CONTRIBUTION ACCOUNT.

      The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Qualified Matching Contributions and adjustments as of each Adjustment Date, less any distributions therefrom. Each Qualified Matching Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments under Section 9.2.

      SECTION 2.42.  QUALIFIED NONELECTIVE CONTRIBUTIONS.

      Employer contributions (other than discretionary contributions, matching contributions or Qualified Matching Contributions) made pursuant to Section 4.5 that Participants may not elect to receive in cash; that are nonforfeitable when made; and that are distributable only in accordance with the distribution requirements of Code Section 401(k).

      SECTION 2.43.  QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT.

      The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Qualified Nonelective Contributions and adjustments as of each Adjustment Date, less any distributions therefrom. Each Qualified Nonelective Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments under Section 9.2.

      SECTION 2.44.  QUALIFYING YEAR OF SERVICE.

      For the purpose of participation, the 12-consecutive month period beginning on an Employee's Date of Employment or Date of Reemployment during which he completes at least 1,000 Hours of Service. After the initial 12-consecutive month period, a Qualifying Year of Service shall mean any Plan Year beginning with the Plan Year which includes the first anniversary of his Date of Employment or Date of Reemployment during which he completes at least 1,000 Hours of Service. A Qualifying Year of Service is not considered to have been completed until the last day of the relevant computation period, regardless of whether the Employee completes 1,000 Hours of Service as of an earlier date in the computation period.

      SECTION 2.45.  RELATED EMPLOYER.

      A corporation which is a member of a controlled group of corporations (within the meaning of Code Sections 1563(a)(1), (a)(2) and (a)(3)) of which the Employer is also a member. Related Employer shall also mean any other trade or business, whether or not incorporated, which is under common control, within the meaning of Code Section 414(c), with the Employer and/or all members of an Affiliated Service Group within the meaning of Code Section 414(m) and any other entity required to be aggregated with the Employer pursuant to regulations prescribed by the Secretary of the Treasury under Code Section 414(o). For purposes of Sections 9.4 and 9.5 of this

Plan, however, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)(1).

      SECTION 2.46.  TAXABLE WAGE BASE.

      $36,000 for the Plan Year beginning January 1, 1997. The Taxable Wage Base shall be increased by $1,000 in each subsequent Plan Year but shall in no event exceed the maximum amount of earnings which may be considered wages for such year under Code Section 3121(a)(1).

      SECTION 2.47.  TRUST OR TRUST FUND.

      The total of the contributions made pursuant to the Plan by the Employer and by the Participants and held by the Trustee in a separate Trust, increased by any profits or income thereto and decreased by any loss or expense incurred in the administration of the Trust or payments therefrom under the Plan.

      SECTION 2.48.  TRUSTEE.

      The bank, trust company, other financial institution, or individual or individuals holding and managing the Fund according to the terms of The Liberty Corporation Retirement and Savings Trust Agreement.

      SECTION 2.49.  YEAR OF SERVICE.

      For the purposes of vesting, a Plan Year during which an Employee has completed at least 1,000 Hours of Service, subject to the following qualifications and exceptions:

      (a) In the case of a Participant who has no vested interest in his account (other than his Employee After-Tax Contribution Account or Employee Rollover Account), Years of Service before any period of consecutive one-year Breaks in Service shall be disregarded if the number of consecutive one-year Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service before such period. Any Years of Service disregarded pursuant to the previous sentence shall also be disregarded when applying the provisions of that sentence to a subsequent period of Breaks in Service.

      (b) Service performed prior to a Break in Service shall not be taken into account until such Participant shall have completed one Year of Service following such Break in Service.

      (c) Service as of January 1, 1976 shall mean the Years of Continuous Service (as then defined) credited to an Employee under the Plan; however, no such period shall be considered a Year of Service if it would have been disregarded under the Plan at that time for vesting purposes.

      (d) Service prior to January 1, 1976 (unless continuous and ending after January 1, 1976) shall not be counted.

      (e) For purposes of vesting, Years of Service, as determined above, with a Related Employer, during the period the companies are related, shall be considered Years of Service with the Employer.

      (f) The number of Years of Service for those Employees who transferred into this Plan pursuant to the merger of the Magnolia Life Insurance Company Profit Sharing 401(k) Plan into this Plan shall be the number of Years of Service under the Magnolia Life Insurance Company Profit Sharing 401(k) Plan as of January 1, 1993 plus service under this Plan thereafter, except that with respect to the Plan Year ending December 31, 1993, the number of Hours of Service equivalent to any fractional part of a Year of Service to his credit as of January 1, 1993 shall be credited based on 190 Hours of Service for each month or fraction thereof during which the Participant had at least one Hour of Service.

      (g) Where the Employer maintains the plan of a predecessor employer, Years of Service, as determined above, with such predecessor employer shall be treated as Years of Service with the Employer.

                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION


      SECTION 3.1.  ELIGIBILITY.

      All Qualified Employees who were Participants in this Plan or The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan on March 31, 1997 shall continue to participate in this Plan as of April 1, 1997. Any other Qualified Employee who has completed one (1) Qualifying Year of Service shall become a Participant at the time specified in Section 3.2.

      SECTION 3.2.  PARTICIPATION.

      Any Qualified Employee who has satisfied the requirements of Section 3.1 shall become a Participant on the Entry Date coincident with or next following the date on which such requirements are met unless such Employee separated from service with the Employer and did not return to employment with the Employer before his Entry Date.

      Once a Qualified Employee becomes a Participant he shall remain a Participant until he terminates employment with all Employers regardless of the number of Hours of Service he completes in a Plan Year.

      A Qualified Employee who terminates employment with the Employer after meeting the requirements of Section 3.1 and is rehired shall become a Participant on his Date of Reemployment by an Employer.

      SECTION 3.3.  TRANSFER TO OR FROM ELIGIBLE CLASS OF EMPLOYEES.

      A Participant who is no longer a Qualified Employee and becomes ineligible to participate will participate in the Plan immediately upon again becoming a Qualified Employee.

      In the event an Employee who is not a Qualified Employee becomes a Qualified Employee, such Employee will participate immediately if such Employee has satisfied the minimum service requirement and would otherwise have previously become a Participant.

      SECTION 3.4.  SERVICE WITH A RELATED EMPLOYER.

      Service with a Related Employer not adopting this Plan shall be considered service with the Employer when determining if a Qualified Employee has completed a Qualifying Year of Service.

      A Participant who transfers employment to a company which is a Related Employer not adopting this Plan shall remain covered by the Plan but shall become an Inactive Participant and shall not be eligible to make or receive contributions under the Plan other than any Employer discretionary contributions he is entitled to receive under Section 4.4 for his service up to the time he becomes an Inactive Participant and any Employer matching contributions which are attributable to his deferrals or contributions while a Participant. For vesting purposes, such Inactive Participant shall continue to accrue Years of Service hereunder. If such Inactive Participant is transferred again to the Employer, he shall participate in the Plan on his date of transfer. If such individual remains in the employ of a Related Employer not adopting this Plan until his termination of employment, his benefits shall be calculated based on the provisions of Articles 5 and 7.

      SECTION 3.5.  SERVICE AS A LEASED EMPLOYEE.

      Each "leased employee" who performs services for the Employer or a Related Employer shall be considered an Employee or an employee of a Related Employer as appropriate for purposes of determining if this Plan satisfies the minimum coverage requirements of Code Section 410(b). Effective January 1, 1997, a "leased employee" is any individual (other than an Employee of the Employer or a Related Employer) who, pursuant to an agreement between the Employer or Related Employer and any other person ("leasing organization"), has performed services for the Employer or Related Employer on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of the recipient Employer or Related Employer. Contributions or benefits provided to a "leased employee" by the "leasing organization" which are attributable to services performed for the Employer shall be treated as provided by the Employer.

      A "leased employee" shall not be considered an employee of the recipient Employer or Related Employer if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least 10% of Compensation, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, Code Section 402(e)(3), Code Section 402(h) or Code Section 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) "leased employees" do not constitute more than 20% of the recipient Employer's or Related Employer's nonhighly compensated workforce.


      If a "leased employee" becomes eligible to participate by being hired in a capacity other than as a "leased employee," service while a "leased employee" shall be considered when determining such Employee's Qualifying Years of Service and Years of Service.

                                    ARTICLE 4

                                  CONTRIBUTIONS


      SECTION 4.1.  EMPLOYER CONTRIBUTION OF EMPLOYEE DEFERRALS.

      The Employer shall contribute to the Trust for each Plan Year an amount which shall equal the Participant's salary reductions in Section 4.2. The Employer shall make substantial and recurring contributions to meet the objectives of the Plan.

      SECTION 4.2.  EMPLOYEE DEFERRALS.

      A Qualified Employee who has met the requirements of Section 3.1 may elect to defer whole percentages between 1% and 13% of his Compensation during the Plan Year for which the election is being made. However, in no event shall the aggregate amount of deferrals made pursuant to this Section and Employee after-tax contributions made pursuant to Section 4.6 exceed 13% of the Employee's Compensation for the Plan Year. Such election shall be effective as of the Entry Date after the election is processed by the Plan Administrator and shall remain in effect until revised or revoked.

      Notwithstanding the preceding paragraph, each Qualified Employee who is eligible to make a deferral election, but who fails to make any deferral election including an election not to make elective deferrals shall automatically be enrolled in the Plan at a deferral rate of 3% of Compensation, beginning with the later of (a) April 1, 1997 or (b) the first Entry Date after the Qualified Employee satisfies the eligibility requirements of Section 3.1. A Participant who has been automatically enrolled in the Plan pursuant to the preceding sentence may make an affirmative election to cease making further elective deferrals under the Plan or may change his deferral percentage as provided below. A Participant who made a prior deferral election that is to be in effect on April 1, 1997 shall not have any automatic change made in his deferral percentage effective April 1, 1997 pursuant to the first sentence of this paragraph.

      Each election shall specify the percentage to be deferred and contributed to the Trust.

      A Participant may change his deferral percentage as of any Entry Date.

      A Participant may suspend his deferral election as of the beginning of any subsequent pay period.

      The Plan Administrator shall have the discretion to make such rules as he desires regarding the form and timing of deferral elections, changes in such elections and the revocation of such elections.

      In no event shall a Participant's deferrals to this Plan and any other qualified plan maintained by the Employer during any calendar year exceed $9,500 (as adjusted pursuant to Code Section 402(g)(5)).

      For purposes of this Section, Compensation used for determining the amount of any deferral shall be Compensation for the Plan Year for which such election is made, including any increases in Compensation during the Plan Year.

      Deferrals made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Employee Deferral Account. Any amounts not elected to be deferred shall be paid to the Participant as current Compensation.

      Notwithstanding the above, a Participant who has received a hardship distribution described in Section 8.8 shall not be eligible to make deferrals during the twelve consecutive month period beginning on the date of the distribution. In addition, his overall deferral limitation under Code Section 402(g) for the tax year following the tax year of distribution shall be reduced by his deferrals during the tax year of distribution.

      A Participant may assign to this Plan any deferrals made during a taxable year that exceed the $9,500 (as adjusted) limitation by notifying the Plan Administrator in writing on or before April 1 of the year following the year in which the deferral was made, the amount of such excess deferrals to be assigned to the Plan.

      Any deferrals distributed pursuant to Section 9.4 shall be disregarded in determining whether the $9,500 (as adjusted) limitation has been exceeded.

      Notwithstanding any other provision of this Plan, the excess deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant who assigned such excess deferrals to this Plan for the preceding year.

      The income or loss allocable to excess deferrals shall be calculated under the same method used in Section 9.3 to allocate income or loss to Participant's accounts. Alternatively, the Plan Administrator may elect to calculate the income or loss allocable to excess deferrals by multiplying the income or loss allocable to the Participant's Employee Deferral Account for the Participant's taxable year (or up to the date of distribution, as designated by the Plan Administrator) by a fraction, the numerator of which is the Participant's excess deferrals for the year and the denominator of which is the balance of the Participant's Employee Deferral Account at the beginning of the taxable year plus the Participant's deferrals for the taxable year (or up to the date of distribution, as designated by the Plan Administrator). Notwithstanding the preceding sentence, if the date of distribution is after the end of the Participant's taxable year, the Plan Administrator may elect to calculate the income or loss attributable to the period between the end of the taxable year and the date of distribution by using the method described in the preceding sentence to calculate the income or loss to the end of the Participant's taxable year and then multiplying 10% of the result of that calculation by the number of calendar months that elapsed since the end of the taxable year. For purposes of calculating the number of calendar months that have elapsed since the end of the taxable year, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month. Whichever method of calculating income or loss on excess deferrals is used, it must be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

      The amount of a Participant's excess deferrals that must be distributed for a taxable year pursuant to this Section shall be reduced by any Excess Contributions previously distributed with respect to the Participant for the Plan Year beginning with or within such taxable year.

      SECTION 4.3.  EMPLOYER MATCHING CONTRIBUTIONS.

      Each payroll period in each Plan Year, the Employer may contribute to the Trust an amount which, when added to the current Forfeitures, will equal a percentage of the Compensation deferred by Participants during such payroll period. The amount and any limitations on any such matching contributions shall be determined by the Board for each Plan Year.

      As of the Adjustment Date on which the contribution is made, the Employer Matching Contribution Account of each eligible Participant who made deferrals of Compensation under Section 4.2 during the calendar year shall be credited with the matching contribution of the Employer on such Participant's behalf. Forfeitures attributable to Employer matching contributions shall be treated as Employer matching contributions for allocation purposes.

      If Forfeitures exceed the percentage designated for matching contributions, the excess amount shall be used to reduce subsequent Employer matching contributions within the Plan Year in which the forfeiture arose.

      In addition to the matching contributions described above, the Employer may contribute Qualified Matching Contributions to the Trust in such amount as the Board shall determine in order to facilitate compliance with the Actual Deferral Percentage or the Actual Contribution Percentage tests. The Board shall also specify the group of Participants who are entitled to receive Qualified Matching Contributions.

      As of each Adjustment Date, any Qualified Matching Contributions not previously allocated shall be allocated among the group of Participants on whose behalf such contributions were made.

      Qualified Matching Contributions made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Qualified Matching Contribution Account. Each Participant shall at all times be fully vested in his Qualified Matching Contribution Account.

      The Plan Administrator may elect to treat all or a portion of the Qualified Matching Contributions as Employee deferrals for purposes of the Actual Deferral Percentage test under Section 4.9 or as Employer Matching Contributions for purposes of the Actual Contribution Percentage test under
Section 4.10, but only if the conditions described in Section 1.401(k)-1(b)(5) or Section 1.401(m)-1(b)(5) of the Income Tax Regulations, as applicable, are satisfied.

      SECTION 4.4.  EMPLOYER DISCRETIONARY CONTRIBUTIONS.

      In addition to the Employer matching contributions, the Employer may contribute to the Trust for each Plan Year such amount as the Board may determine for such Plan Year.

      If an Employee does not receive an allocation due to clerical error or other reasonable cause, the Employer may contribute to the Trust such amount as the Plan Administrator shall determine, as approved by the Board.

      As of the last Adjustment Date in each Plan Year, the Employer discretionary contributions shall be allocated among Participants (a) employed on the last day of the Plan Year who completed a Year of Service or (b) who retired on or after Early or Normal Retirement Date pursuant to Article 5, died, or became Disabled during the Plan Year regardless of the number of Hours of Service such Participants completed. Any Participants who transferred to a Related Employer who has not adopted the Plan during the Plan Year shall be included in the allocation of the Employer discretionary contribution, but only their Compensation up to the time of the transfer shall be taken into account. The Employer discretionary contribution shall be allocated among the Participants described in this paragraph in the following manner:

      (1) Each Participant will be credited with one dollar of "Allocation Compensation" for each dollar of his Compensation and with an additional dollar of "Allocation Compensation" for each dollar of his Compensation that exceeds the Taxable Wage Base.

      (2) There shall then be allocated to the Employer Discretionary Contribution Account of each Participant a share of the contribution (and any applicable Forfeitures) that is the same proportion thereof as such Participant's Allocation Compensation is of the total Allocation Compensation of all Participants.

      (3) If the allocation made in accordance with paragraph (2) above would result in Participants receiving allocations that exceed 4.3% of their Allocation Weighted Compensation (or such lesser or greater percentage as may be required or allowable under regulations and other guidance issued by the Internal Revenue Service with respect to Code Section 401(1)), then such excess above such percentage of Allocation Compensation shall not be allocated by the formula of paragraph (2) above, but instead there shall be allocated to the Employer Discretionary Contribution Account of each Participant a share of such excess that is the same proportion thereof as such Participant's Compensation is of the Compensation of all Participants.


           Notwithstanding the foregoing, allocations under the Plan shall in no event exceed the overall permitted disparity limits of Section 1.401(l)-5 of the Income Tax Regulations. In particular, the Plan shall satisfy the annual overall permitted disparity limit, and the Plan shall also satisfy the cumulative overall permitted disparity limit.

           To satisfy the annual overall disparity limit, no other plan of the Employer may impute permitted disparity with respect to a Participant pursuant to Section 1.401(a)(4)-7 of the Income Tax Regulations. If a Participant is covered by another plan of the Employer that provides for permitted disparity pursuant to Code Section 401(l) and the Participant's total annual permitted disparity fraction (as defined in Section 1.401(l)-5(b)(2) of the Income Tax Regulations) exceeds one, the benefit under such other plan shall be reduced to the extent necessary to reduce the Participant's total annual permitted disparity fraction to one. A Participant's cumulative disparity fraction (as defined in Section 1.401(l)-5(c)(2) of the Income Tax Regulations) shall not exceed one.

      SECTION 4.5.  QUALIFIED NONELECTIVE CONTRIBUTIONS.

      In addition to any other contributions under this Plan, the Employer may elect to contribute to the Trust for a Plan Year Qualified Nonelective Contributions in such amount as the Board shall determine in order to facilitate compliance with the Actual Deferral Percentage and Actual Contribution Percentage tests.

      As of the last Adjustment Date in each Plan Year, any Qualified Nonelective Contributions shall be allocated among a group of Participants designated by the Board.

      Contributions made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Qualified Nonelective Contribution Account. Each Participant shall at all times be fully vested in his Qualified Nonelective Contribution Account.

      The Plan Administrator may treat all or any portion of a Qualified Nonelective Contribution as an Employee deferral or Employer matching contribution for a Plan Year.

      Qualified Nonelective Contributions may be treated as elective deferrals under the Actual Deferral Percentage test or as Employer matching contributions under the Actual Contribution Percentage test only if the conditions described in Section 1.401(k)-1(b)(5) or Section 1.401(m)-1(b)(5) of the Income Tax Regulations, as applicable, are satisfied.

      SECTION 4.6.  EMPLOYEE AFTER-TAX CONTRIBUTIONS.

      Each Employee who has met the requirements of Section 3.1 may elect as of an Entry Date to make after-tax contributions to the Plan in whole percentages between 1% and 13% of his Compensation during the Plan Year for which the election is made. However, in no event shall the aggregate amount of after-tax contributions made pursuant to this Section and Employee deferrals made pursuant to Section 4.2 exceed 13% of the Employee's Compensation for the Plan Year.

      Each Participant shall specify in writing the percentage he desires to contribute to the Trust. The Contribution specified by the Participant shall be collected by the Employer through payroll deductions. Contributions made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Employee After-Tax Contribution Account. Each Participant shall at all times be fully vested in his Employee After-Tax Contribution Account.

      The Participant may as of any Entry Date change the amount he desires to contribute by filing another written direction with the Plan Administrator.

      A Participant may suspend his election to make after-tax contributions as of the beginning of any subsequent pay period.

      The Plan Administrator shall have the discretion to make such rules as he desires regarding the form and timing of deferral elections, changes in such elections and the revocation of such elections.

      SECTION 4.7.  ROLLOVER CONTRIBUTIONS.

      A Qualified Employee who has been a member of another qualified retirement plan may, with the consent of the Plan Administrator, make a rollover contribution from said former plan to the Trust Fund for this Plan pursuant to Code Section 402(c). Such transferred assets will be fully vested at all times. Only those assets accumulated in another qualified plan may be transferred to this Plan. Any such transferred assets shall be held in a separate account in the name of the Qualified Employee and shall reflect the net earnings or net losses of the Trust Fund. However, such assets may be commingled for investment purposes and invested in the same manner as other trust assets.

      SECTION 4.8. EMPLOYEE DEFERRALS AND AFTER-TAX CONTRIBUTIONS.

      Each Participant shall at all times be fully vested in the amount in his Employee Deferral Account and his Employee After-Tax Contribution Account, but a Participant or his Beneficiary shall be entitled to payment of the amounts credited to such accounts only upon the occurrence of an event described in and in accordance with this Article 4 or Articles 5, 6, or 7.

      SECTION 4.9.  ADJUSTMENT OF DEFERRALS.

      In order to ensure that the Plan remains qualified under Code Section 401(k), the Plan Administrator shall ensure that the Employee deferrals elected by Participants satisfy the Actual Deferral Percentage test referred to in the next paragraph.

      The Actual Deferral Percentage test is satisfied only if:

      (a) The Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by 1.25, or

      (b) The excess of the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees over the Actual Deferral Percentage for all other Eligible Employees is not more than two (2) percentage points, and the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by 2.0.

      If one or more Highly Compensated Employees are subject to both the Actual Contribution Percentage test as described in Section 4.10 and the Actual Deferral Percentage test as described above, then the excess, if any, of the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests over the greater of
(i) the sum of (1) 125% of the greater of the Actual Deferral Percentage of the Non-highly Compensated Employees or the Actual Contribution Percentage of the Non-highly Compensated Employees and (2) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage or
(ii) the sum of (1) 125% of the lesser of the Actual Deferral Percentage of the Non-highly Compensated Employees or the Actual Contribution Percentage of the Non-highly Compensated Employees and (2) the lesser of 200% or two plus the greater of such Actual Deferral Percentage or Actual Contribution Percentage, shall be treated as an Excess Aggregate Contribution or Excess Contribution, or both, and corrected in the manner prescribed in this Article for such excesses. Correction is only required for those Highly Compensated Employees who are eligible to participate in both an arrangement subject to the Actual Deferral Percentage test and an arrangement subject to the Actual Contribution Percentage test maintained by the Employer or any Related Employer. This paragraph shall not apply, however, if the Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Contribution Percentage of the Non-highly Compensated Employees, or the Actual Deferral Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage of the Non-highly Compensated Employees.


      For purposes of this Section, the following terms shall have the meanings hereinafter set forth:

      (a) The term "Eligible Employee" shall mean a Qualified Employee who is directly or indirectly eligible to make an Employee deferral under the Plan for a Plan Year. It includes a Qualified Employee whose right to make Employee deferrals has been suspended because of an election not to participate and a Qualified Employee who cannot make an Employee deferral because Code Section 415(c)(i) or (e) prevents the Qualified Employee from receiving additional annual additions.

      (b) The term "Actual Deferral Percentage" shall mean, with respect to the group of Eligible Employees who are Highly Compensated Employees and with respect to the group of all other Eligible Employees, the average (expressed as a percentage) of the Actual Deferral Ratios of the Eligible Employees in each group.

      (c) The term "Actual Deferral Ratio" shall mean the ratio (expressed as a percentage) of the Employee deferrals and Qualified Matching and/or Qualified Nonelective Contributions taken into account for purposes of this test pursuant to Sections 4.2, 4.3 and 4.5 under the Plan on behalf of each Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. However, if an Eligible Employee who is a Highly Compensated Employee is eligible to make Employee deferrals under two or more qualified plans maintained by the Employer or a Related Employer, his Actual Deferral Ratio shall be determined as if all such contributions were made under a single plan. For purposes of determining this ratio, excess deferrals within the meaning of Section 4.2, of Non-highly Compensated Employees that arise solely from deferrals made under this Plan or other plans of the Employer and deferrals taken into account in the Actual Contribution Percentage test shall be disregarded. In the case of an Eligible Employee who makes no Employee deferrals for the Plan Year, his Actual Contribution Ratio shall be zero.

           In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

           An Employee deferral will be taken into account for a Plan Year only if it relates to Compensation that either would have been received by the Qualified Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Qualified Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election). In addition, the Employee deferral will only be taken into account for a Plan Year if it is allocated to the Qualified Employee as of a date within that Plan Year. For this purpose, an Employee deferral is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Employee deferral is actually paid to the Trust no later than twelve months after the Plan Year to which the deferral relates. Any deferrals that are distributed pursuant to Section 9.4 shall be disregarded.

      (d) The term "Excess Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employee deferrals actually made on behalf of Eligible Employees who are Highly Compensated Employees for such Plan Year, over the maximum amount which would satisfy the Actual Deferral Percentage test.

           The Excess Contributions of each Highly Compensated Employee for a Plan Year are determined by a leveling method, under which the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to the extent required to (1) enable the Plan to satisfy the Actual Deferral Percentage test, or (2) cause such Highly Compensated Employee's Actual Deferral Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. This process is repeated until the Plan satisfies the Actual Deferral Percentage test. For each Highly Compensated Employee, the amount of Excess Contribution is equal to the total Employee deferrals made on behalf of the Employee minus the amount determined by multiplying the Employee's Actual Deferral Ratio (after the above leveling) by his Compensation for such Plan Year.

           Each Highly Compensated Employee's Excess Contributions shall consist first of unmatched Employee deferrals, and then to the extent necessary, matched Employee deferrals.

                  If the Actual Deferral Percentage test is not met currently or on a projected basis, the Plan Administrator may ask Eligible Employees who are Highly Compensated Employees if they wish to decrease their deferral elections and/or may ask all other Participants if they wish to increase their deferral elections. If the Actual Deferral Percentage test is not satisfied after these voluntary adjustments are made, the Plan Administrator shall have the right to reduce the amount of the deferral election of Eligible Employees who are Highly Compensated Employees in an equitable manner. Any reduction of the amount to be deferred by Eligible Employees who are Highly Compensated Employees will apply only to the particular Plan Year or remainder of such Plan Year for which the deferrals under the Plan fail or may fail to satisfy the Actual Deferral Percentage test.

      If voluntary and involuntary adjustments during the Plan Year do not bring the Plan into compliance with the Actual Deferral Percentage test, the Plan Administrator shall distribute the Excess Contributions and income allocable thereto to the Participants to whose accounts such Excess Contributions were allocated. Such distribution must take place after the close of the Plan Year in which the Excess Contribution arose and within twelve months after the close of such Plan Year.

      The income or loss allocable to Excess Contributions shall be calculated under the same method used in Section 9.3 to allocate income or loss to Participants' accounts for the Plan Year in which the Excess Contribution occurs. Alternatively, the Plan Administrator may calculate the income or loss allocable to Excess Contributions by multiplying the income or loss allocable to the Participant's Employee Deferral Account and, if applicable, the Qualified Nonelective Contribution Account or the Qualified Matching Contribution Account, or both, for the Plan Year (and for the period between the end of the Plan Year and the date of distribution (the "gap" period), if designated by the Plan Administrator ) by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator of which is the Participant's account balance attributable to Employee deferrals and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both, as of the beginning of the Plan Year, plus the Participant's deferrals, and, if applicable, his allocable share of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, for the Plan Year (and for the gap period, if designated by the Plan Administrator).

      Notwithstanding the preceding sentence, the Plan Administrator may elect to calculate income or loss for the gap period by using the method described in the preceding sentence to calculate income or loss for the Plan Year and then multiplying 10% of the result of that calculation by the number of calendar months that elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed since the end of the Plan Year, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month. Whichever method of calculating income or loss on Excess Contributions is used, it must be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

      The Plan Administrator may elect to treat a portion of the Employee deferrals as matching contributions for purposes of the Actual Contribution Percentage test under Section 4.10, so long as the Actual Deferral Percentage test is met both with and without the use of such Employee deferrals.

      The amount of a Participant's Excess Contributions to be distributed pursuant to this Section for a Plan Year shall be reduced by any excess deferrals previously distributed to the Participant for the Participant's taxable year ending with or within such Plan Year.

      SECTION 4.10. ADJUSTMENT OF EMPLOYER MATCHING CONTRIBUTIONS AND EMPLOYEE AFTER-TAX CONTRIBUTIONS.

      In order to ensure that the Plan remains qualified under Code Section 401(m), the Plan Administrator will determine whether the Employer matching contributions and Employee after-tax contributions satisfy the Actual Contribution Percentage test referred to in the next paragraph.

      The Actual Contribution Percentage test is satisfied only if:

      (a) The Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 1.25, or

      (b) The excess of the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees over the Actual Contribution Percentage for all other Eligible Employees is not more than two (2) percentage points, and the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 2.0.


      For purposes of this Section, the following terms shall have the meanings hereinafter set forth:

      (a) The term "Eligible Employee" shall mean a Qualified Employee who is directly or indirectly eligible to make an Employee after-tax contribution or to receive an allocation of Employer matching contributions (including matching contributions derived from Forfeitures) under the Plan for a Plan Year. It includes a Qualified Employee who would be a Participant but for the failure to make required contributions, an Employee whose right to make Employee after-tax contributions or receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate, and a Qualified Employee who cannot make an Employee after-tax contribution or receive an Employer matching contribution because Code Section 415(c)(1) or (e) prevents the Qualified Employee from receiving additional annual additions.

      (b) The term "Actual Contribution Percentage" shall mean, with respect to the group of Eligible Employees who are Highly Compensated Employees and with respect to the group of all other Eligible Employees, the average (expressed as a percentage) of the Actual Contribution Ratios of the Eligible Employees in each group.

      (c) The term "Actual Contribution Ratio" shall mean the ratio (expressed as a percentage) of the Employer matching contributions (including matching contributions derived from Forfeitures and Qualified Nonelective Contributions designated to be matching contributions) (to the extent not taken into account for purposes of the Actual Deferral Percentage test). Employee after-tax contributions, (including deferrals recharacterized as Employee after-tax contributions), Qualified Matching Contributions taken into account for purposes of this test pursuant to Sections 4.3 and Qualified Nonelective Contributions taken into account for purposes of this test pursuant to Section 4.5 under the Plan on behalf of each Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. However, if an Eligible Employee who is a Highly Compensated Employee is eligible to make Employee after-tax contributions, or to receive Employer matching contributions allocated to his account under two or more qualified plans maintained by the Employer or a Related Employer, his Actual Contribution Ratio shall be determined as if all such contributions were made under a single plan. In the case of an Eligible Employee who makes no Employee after-tax contribution and receives no matching contributions for the Plan Year, his Actual Contribution Ratio shall be zero.

           In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code
           Section 401(m) only if they have the same Plan Year.

           In calculating the Actual Contribution Ratio for a Plan Year, an Employee after-tax contribution is taken into account if it is paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year. An Excess Contribution that is recharacterized is taken into account in the Plan Year in which the Excess Contribution is includable in the Qualified Employee's gross income. An Employer matching contribution is taken into account for a Plan Year only if it is (1) made on account of the Qualified Employee's deferrals or after-tax contributions for the Plan Year, (2) allocated to the Qualified Employee's account during that Plan Year, and (3) paid to the Trust by the end of the twelfth month following the close of that year. Any Employee after-tax contributions that are distributed pursuant to Section 9.4 shall be disregarded.

      (d) The term "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employee after-tax contributions and actual and deemed Employer matching contributions actually made on behalf of Eligible Employees who are Highly Compensated Employees for such Plan Year, over the maximum amount which would satisfy the Actual Contribution Percentage test.

           The Excess Aggregate Contributions of each Highly Compensated Employee for a Plan Year are determined by a leveling method, under which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to the extent required to (1) enable the Plan to satisfy the Actual Contribution Percentage test, or (2) cause such Highly Compensated Employee's Actual Contribution Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. This process is repeated until the Plan satisfies the Actual Contribution Percentage test. For each Highly Compensated Employee, the amount of Excess Aggregate Contributions is equal to the total Employee after-tax contributions and actual and deemed Employer matching contributions made on behalf of the

           Employee minus the amount determined by multiplying the Employee's Actual Contribution Ratio (after the above leveling) by his Compensation for such Plan Year.

      If the Actual Contribution Percentage test is not met currently or on a projected basis, the Plan Administrator may ask Eligible Employees who are Highly Compensated Employees if they wish to decrease their contribution elections and/or may ask all other Eligible Employees if they wish to increase their contribution elections. If the Actual Contribution Percentage test is not satisfied after these voluntary adjustments are made, the Plan Administrator shall have the right to reduce the amount of the contribution election of Eligible Employees who are Highly Compensated Employees in an equitable manner. Any reduction of the amount to be contributed by Eligible Employees who are Highly Compensated Employees will apply only to the particular Plan Year or remainder of such Plan Year for which the Plan fails or may fail to satisfy the Actual Contribution Percentage test.

      If voluntary and involuntary adjustments during the Plan Year do not bring the Plan into compliance with the Actual Contribution Percentage test, the Plan Administrator shall forfeit, to the extent not vested under the Plan, or distribute the Excess Aggregate Contributions and income allocable thereto to the Participants to whose accounts such Excess Aggregate Contributions were allocated. Such distribution or forfeiture must take place after the close of the Plan Year in which the Excess Aggregate Contribution arose and within twelve months after the close of such Plan Year. Any distribution or forfeiture of Excess Aggregate Contributions for any Plan Year shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

      The income or loss applicable to Excess Aggregate Contributions shall be calculated under the same method used in Section 9.3 to allocate income or loss to Participants' accounts for the Plan Year in which the Excess Aggregate Contribution occurs. Alternatively, the Plan Administrator may calculate the income or loss allocable to the Excess Aggregate Contributions by multiplying the income or loss allocable to the Participant's Employer Matching Contribution Account and Employee After-Tax Contribution Account, and, if applicable, the Employee Deferral Account, the Qualified Nonelective Contribution Account and the Qualified Matching Contribution Account for the Plan Year (and for the period between the end of the Plan Year and the date of distribution (the gap period) if designated by the Plan Administrator) by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the Plan Year and the denominator of which is the Participant's account balance attributable to Employer matching contributions, Employee after-tax contributions, Employee deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions, as applicable, as of the beginning of the Plan Year, plus the Participant's after-tax contributions and deferrals and allocable share of Employer matching contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions as applicable, for the Plan Year (and for the gap period, if designated by the Plan Administrator). Notwithstanding the preceding sentence, the Plan Administrator may elect to calculate income or loss for the gap period by using the method described in the preceding sentence to calculate income or loss for the Plan Year and then multiplying 10% of the result of that calculation by the number of calendar months that elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed since the end of the Plan Year, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month. Whichever method of calculating income or loss on Excess Aggregate Contributions is used, it must be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

      Notwithstanding anything in this Plan to the contrary, to the extent a matched Employee deferral must be distributed in order to comply with the requirements of Sections 4.2 or 4.9, the Employer matching contribution attributable to such deferral must be forfeited at the time of such distribution, unless it is an Excess Contribution or Excess Aggregate Contribution. If the Employer matching contribution is an Excess Contribution or Excess Aggregate Contribution, it shall be forfeited or distributed in accordance with Sections 4.9 and 4.10. Any Employer matching contributions that are forfeited pursuant to this paragraph shall be disregarded in determining whether the Actual Contribution Percentage test is satisfied.

      SECTION 4.11.  OVERALL CONTRIBUTION LIMITATION.

      In no event, shall the total contribution for a Plan Year under this Article (not taking into account Sections 4.6 and 4.7) exceed the maximum amount deductible by the Employer for such Plan Year for federal income tax purposes, including any credit carry-over from one or more prior Plan Years.

      SECTION 4.12.  SPECIAL RULES RELATED TO VETERAN'S REEMPLOYMENT RIGHTS.

      Notwithstanding any provision of the Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                    ARTICLE 5

                               RETIREMENT BENEFITS


      SECTION 5.1.  NORMAL RETIREMENT AND DELAYED RETIREMENT DATE.

      A Participant shall be eligible to retire and receive a retirement benefit effective as of his Normal Retirement Date. If the Participant remains in the employ of the Employer or any Related Employer after his Normal Retirement Date, he shall continue to be a Participant in the Plan until his actual retirement.

      SECTION 5.2.  DISABILITY RETIREMENT.

      If a Participant incurs a Disability and terminates employment with the Employer and all Related Employers, his retirement shall be effective as of the first day with respect to which he is entitled to receive benefits under the Employer's long-term disability plan. Such disabled Participant shall be entitled to receive his account balances under the Plan payable pursuant to
Section 5.4.

      SECTION 5.3.  EARLY RETIREMENT.

      A Participant or Inactive Participant who has not attained his Normal Retirement Date but has attained his Early Retirement Date may elect early retirement under this Plan. Such Participant or Inactive Participant shall be entitled to receive his account balance under the Plan payable pursuant to
Section 5.4 upon termination of employment from the Employer and all Related Employers.

      SECTION 5.4.  OPTIONAL METHODS OF SETTLEMENT.

      Each Participant entitled to receive a retirement benefit pursuant to this Article may elect to have his vested account balances distributed under any one of the following optional methods of settlement at the time and in the manner described in Section 5.6.

      (a) Annuity: An annuity payable over a period not extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

      (b) Lump Sum: Payment of the Participant's interest in the Plan in a single sum in cash and/or shares of Employer Stock to the extent the Participant's accounts are made up of investments in Employer Stock.

      (c) Installments from Trust Fund: Payment of such amount to him in approximately equal monthly, quarterly, semi-annual or annual installments over a period elected by the Participant of not more than 30 years. The total amount credited to the accounts of the Inactive Participant shall remain in the Fund and shall be adjusted as of each Adjustment Date as provided in the Plan, and such installments shall be modified to reflect such adjustments. If the Participant dies prior to the exhaustion of his accounts, the payments shall continue to his Beneficiary in the manner chosen by the Participant subject to the provisions of Section 5.10.

      (d) Combination: A combination of a lump sum payment (in cash and/or in shares of Employer Stock to the extent the Participant's accounts are made up of investments in Employer Stock) and an annuity.

      Any benefits payable under such optional methods in the form of an annuity shall be purchased from a legal reserve life insurance company with the total amount credited to the accounts of the Participant. Such annuity must comply with the distribution requirements of Code Section 401(a)(9) and the regulations thereunder.

      In no event shall payments under any optional method extend beyond the later of the lifetime of the Participant, the lifetime of the Participant and the Participant's Beneficiary, the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary.

      If the Participant's entire interest is to be distributed in a form other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by (1) the life expectancy of the Participant, or (2) the joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's or a spouse's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse Beneficiary may not be recalculated.

      Notwithstanding the above, the amount to be distributed each year must not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary; or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be calculated using the applicable life expectancy set forth in the preceding paragraph as the relevant divisor.

      SECTION 5.5.  PAYMENT OF SMALL BENEFITS.

      Notwithstanding the above, if a Participant's vested interest in the Plan is less than or equal to $3,500 and did not exceed $3,500 at the time of any prior distribution, then payments shall be made to the Participant in a lump sum or installments as soon as practicable following termination of employment with the Employer and all Related Employers.

      SECTION 5.6.  ELECTION OF OPTION.

      A payment option as set forth in Section 5.4 shall be elected, changed or revoked by the Participant, his guardian, or attorney-in-fact, by written notice filed with the Plan Administrator during the election period specified below; provided, however:

      (a) A beneficiary under an option with benefits payable for a period certain may be changed by written notice to the Plan Administrator.

      (b) A married Participant shall be deemed to have elected a joint and one-half life survivor annuity with his spouse as his Beneficiary unless he makes an affirmative election not to take such an annuity. A joint and one-half survivor annuity is an annuity that commences immediately and is equal in value to a single life annuity. Under a joint and one-half survivor annuity, annuity payments continue to the Participant's Beneficiary following the Participant's death at a rate equal to 50% of the rate at which such payments were made to the Participant. A Participant may elect to receive a smaller lifetime annuity benefit with continuation of benefit payments to the Participant's Beneficiary at a rate of 75% or 100% of the rate payable to the Participant during his or her lifetime. Such alternative benefit shall be equal in actuarial value to the joint and one-half survivor annuity.

      (c) If the Beneficiary under a joint and one-half survivor option dies before the commencement of payments, the election shall be inoperative.

      (d) If a timely election shall not have been made, payment shall be made in a life annuity to an unmarried Participant, unless otherwise provided herein.

           For purposes of this Section 5.6, a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

      Notwithstanding the above, any election by a Participant pursuant to (b) above not to provide a joint and one-half (or greater) survivor annuity with his spouse as the named Beneficiary shall not take effect unless the Participant's spouse consents in writing to such election and the consent acknowledges the effect of such election. The spouse's consent must be witnessed by a Plan representative or a notary public or it must be established to the satisfaction of a Plan representative that the consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

      SECTION 5.7.  ELECTION PERIOD.

      A Participant may elect the method of benefit payment during the 90-day period ending on his Annuity Starting Date. Any election made during the election period shall be revocable, and another such election may be made at any time prior to the close of the election period, at which time the last such election which shall have been made shall be irrevocable. Any such election, and any revocation thereof, shall be made by notice in writing to the Plan Administrator in a form which is satisfactory to the Plan Administrator.

      SECTION 5.8.  INFORMATION TO BE GIVEN PARTICIPANTS.

      Consistent with regulations prescribed by the Secretary of the Treasury and no less than 30 days and no more than 90 days before a Participant's Annuity Starting Date, a written statement shall be mailed or personally delivered to him setting forth a general description of the joint and one-half survivor annuity, as well as the circumstances under which it shall be provided unless the Participant shall elect another form of payment, the availability of such election, and a general explanation of the financial effect of such election. Such written statement shall also include a statement of the rights of the Participant's spouse as provided in Section 5.6. It shall further notify the Participant that he may request in writing at any time during the election period specified above, an additional written statement of the terms and conditions of the joint and one-half survivor annuity and the financial effect of payment in some method other than the joint and one-half survivor annuity. However, distribution may commence less than 30 days after the notice described above is given, provided the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

      SECTION 5.9.  WAIVER ELECTIONS.

      Within a reasonable period of time (consistent with regulations prescribed by the Secretary of the Treasury) before the date a distribution of a Participant's interest is to be made, the Plan Administrator shall provide the Participant a written explanation of the terms and conditions of the joint and one-half survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and one-half survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. A Participant's waiver election is not valid unless:

      (a) the Participant makes the waiver election within the 90-day period ending on the date such distribution is to be made, and

      (b) the Participant's spouse has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public witnesses the spouse's signature on the consent.

      SECTION 5.10.  COMMENCEMENT OF BENEFITS.

      (a) In accordance with Code Section 401(a)(14), unless the Participant elects otherwise, benefits under this Plan must begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

            (1)  the Participant attains Normal Retirement Age,

            (2)  the Participant terminates his service with the Employer, or

            (3) the tenth anniversary of the year in which the Participant commences participation in the Plan.

      (b) A Participant may elect to receive his benefits under the Plan at any time following termination of employment with the Employer and all Related Employers (including at any time following the time for distribution provided in (a) above), but must begin receiving benefits no later than the Participant's Required Beginning Date, as defined in (c) below.

      (c) The Required Beginning Date of a Participant is generally the April 1 of the calendar year following the later of the calendar year in which the Participant (1) attains age 70 1/2 or (2) retires.

           The Required Beginning Date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the April 1 following the calendar year in which the Participant attains age 70 1/2.

           For purposes of this Section, a Participant is considered a 5% owner if such Participant is a 5% owner as defined in Section 10.3(c) without regard to whether the Plan is top-heavy, in any Plan Year beginning with the Plan Year in which the Participant attains age
           66 1/2.

           Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

      (d) A Participant may elect to receive benefits under the Plan as of the April 1 following the calendar year in which he attains age 70 1/2, regardless of whether he has terminated employment with the Employer and all Related Employers.

      (e) The provisions of this Section shall be effective with respect to distributions to be made or begun on or after January 1, 1997.

      SECTION 5.11.  CONSENT REQUIREMENT.

      Notwithstanding anything in this Plan to the contrary, no distribution shall commence to a Participant prior to age 65, without the written consent of the Participant and his spouse, unless his total vested account balance does not exceed $3,500 and did not exceed $3,500 at the time of any prior distribution. The consent of the Participant shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the date a distribution is required under Section 5.10, which in no event shall precede the date on which the Participant attains age 65. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

      Notwithstanding the above, spousal consent is not required if the distribution is in the form of a joint and one-half (or greater) survivor annuity.

      SECTION 5.12.  ROLLOVER OF DISTRIBUTIONS.

      Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an Eligible Retirement Plan specified by the distributee in a direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

      An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) are distributees with regard to the interest of the spouse or former spouse.

      SECTION 5.13.  TRANSITION RULE.

      Notwithstanding the above distribution requirements, distribution on behalf of any Participant or, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

      (a) The distribution by the trust is one which would not have disqualified such trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

      (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the trust is being distributed or if the Participant is deceased, by a Beneficiary of such Participant.

      (c) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

      (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

      (e) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and, in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

      Unless paid to a surviving spouse under a qualified joint and survivor annuity, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

      A distribution upon death will not be covered by this transition rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

      For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a) and (e) above.

      If a designation is revoked, any subsequent distribution must satisfy the requirements of the preceding subsections of this Section. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

      SECTION 5.14.  VALUATION OF ACCOUNTS FOR DISTRIBUTIONS.

      The value of a Participant's account for purposes of any distribution made pursuant to this Plan shall be determined as of the Adjustment Date such distribution is actually processed.

                                    ARTICLE 6

                                 DEATH BENEFITS


      SECTION 6.1.  DEATH PRIOR TO ANNUITY STARTING DATE.

      If a Participant dies prior to his Annuity Starting Date, his Beneficiary shall be entitled to receive the balance of the Participant's vested accounts, if any, determined as of the Adjustment Date coincident with or next following his death. Such amount shall be paid to the Beneficiary or applied for his benefit in a manner selected by the Beneficiary in accordance with Sections 5.4 and 5.10 and this Article 6.

      Any interest to which a designated Beneficiary is entitled under this Section will be paid (1) over a period not exceeding the longer of the lifetime or life expectancy of the Beneficiary, provided such payment commences within one year after the Participant's death, or (2) in its entirety within five years after the Participant's death.

      Notwithstanding the above, if the spouse is the designated Beneficiary, distributions will not be required to begin under item (1) above earlier than the date on which the deceased Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse are required to begin, the benefit due shall be paid to the spouse's Beneficiary pursuant to the preceding paragraph by reference to the spouse's date of death. The spouse may elect to have distributions commence within the 90-day period following the date of the Participant's death.

      If the Participant's designated Beneficiary or spouse, if any, does not survive the Participant, or if a single Participant fails to name a Beneficiary, such payments will be made to the Participant's estate in a lump within five years after the Participant's death. If a Beneficiary is receiving or is entitled to receive payments from the Plan and dies before receiving all of the payments due him, any remaining payments shall be made to the contingent Beneficiary, if any, in a lump sum. If there is no contingent Beneficiary, the remaining payments shall be made to the estate of the Beneficiary in a lump sum; provided, however, that in the case of a spouse Beneficiary, such spouse may elect a Beneficiary to receive any remaining payments. If payment is being made to a contingent Beneficiary who dies, the remaining payments shall be made to the estate of the contingent Beneficiary in a lump sum.

      SECTION 6.2.  DEATH FOLLOWING THE ANNUITY STARTING DATE.

      If a Participant dies after the Annuity Starting Date, payments (if any are appropriate) shall be made in accordance with the method of payment elected by the Participant pursuant to Section 5.6 and shall in all events be payable at least as rapidly as under the method of payment in effect prior to the Participant's death.

      SECTION 6.3.  DESIGNATION OF BENEFICIARY.

      Each Participant may name a Beneficiary on a form provided by the Plan Administrator and delivered to the Plan Administrator. Such designation may include more than one person with one or more secondary or contingent Beneficiaries and shall be subject to change upon written request of such Participant in the same manner as the original designation.

      A married Participant shall be deemed to have designated his spouse as his Beneficiary unless he makes an alternative Beneficiary designation and the spouse of such Participant consents in writing to another named Beneficiary in accordance with Section 6.4.

      SECTION 6.4.  ELECTION PERIOD FOR BENEFICIARY DESIGNATION.

      (a) Election Period. The period during which a married Participant may designate a Beneficiary other than his spouse shall begin on the first day of the Plan Year in which the married Participant attains age 35 and shall end on the day of the Participant's death. In the case of a married Participant who has separated from service, the election period shall not begin later than the date on which he separates from service with respect to benefits accrued prior to such separation. An election made pursuant to this subsection (a) may be changed or revoked anytime prior to the end of the election period. Notwithstanding the above, a married Participant may designate a Beneficiary other than his spouse prior to age 35 if the Participant has been given the information described in subsection (b); however, such designation shall become invalid as of the beginning of the Plan Year in which the Participant attains age 35.

      (b) Information to be Given Participants. Consistent with regulations prescribed by the Secretary of the Treasury and within the period beginning with the first day of the Plan Year in which a Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which a Participant attains age 35, a written explanation of the preretirement survivor benefit described in this Article shall be mailed or personally delivered to him. Such written explanation shall set forth the general description of the preretirement survivor benefit, as well as the circumstances under which it will be provided unless the Participant shall designate a Beneficiary other than his spouse and the availability of such election. Such statement shall also include a statement of the rights of the Participant's spouse as provided below. It shall further notify the Participant that he may make a written request at any time during the election period specified above, for an additional written statement of the terms and conditions of the preretirement survivor benefit and the financial effect of electing a Beneficiary other than the spouse. In the event a Participant separates from service before attaining age 35, the information described in this paragraph shall be given to a vested Participant within the period beginning one year before the date on which he separates from service and ending one year after such date. In the event an Eligible Employee becomes a Participant after attaining age 35, the information described in this paragraph shall be provided within one year of the date he becomes a Participant.

     (c) Spousal Consent. Any election by a Participant to name a Beneficiary other than his spouse shall be invalid unless:

           (1)             (A) the spouse consents in writing to such election,

                           (B) such election designates a Beneficiary which may
                     not be changed without the spouse's consent or the spouse expressly permits a designation by the Participant without any requirement of further consent of the spouse,

                           (C) the spouse's consent acknowledges the effect of
                     such election, and

                           (D) the spouse's consent is witnessed by a Plan
                     representative or a notary public, or

           (2) It is established to the satisfaction of a Plan representative that the consent of the spouse cannot be obtained because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

           (3) Any consent by a spouse, or the establishment that the consent of a spouse may not be obtained, shall be effective only with respect to such spouse.

      SECTION 6.5.  PAYMENT OF SMALL DEATH BENEFITS.

      Notwithstanding the above, if the Participant's vested interest in the Plan is less than or equal to $3,500 and did not exceed $3,500 at the time of any prior distribution, then payments shall be made to the spouse or other named Beneficiary in a lump sum as soon as administratively practicable after the Participant's death.

      SECTION 6.6.  QUALIFIED DOMESTIC RELATIONS ORDER.

      For purposes of this Article 6, a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p) and Section 13.1.

                                    ARTICLE 7

                                     VESTING

      (a) Each Participant shall have a fully vested interest in his Employee Deferral Contribution Account, his Employee After-Tax Contribution Account, his Employee Rollover Contribution Account, his Qualified Matching Contribution Account and his Qualified Nonelective Contribution Account at all times.

      (b) Service after five consecutive one-year Breaks in Service shall not be used to increase a Participant's vested interest in his Employer Matching Contribution Account or his Employer Discretionary Contribution Account as they existed prior to the five consecutive one-year Breaks in Service.

      (c) Each Participant shall be fully vested in his Employer Matching Contribution Account and Employer Discretionary Contribution Account upon the first to occur of the following:

            (1) Attainment of his Normal Retirement Age while employed by the Employer or any Related Employer (whether or not the Participant actually retires);

            (2) Attainment of his Early Retirement Age while employed by the Employer or any Related Employer (whether or not he actually elects such early retirement);

            (3)  The date on which he first qualifies for Disability retirement;



            (4) The date of his death while employed by the Employer or any Related Employer;

            (5)  The date of completion of six (6) or more Years of Service.

      (d) Prior to the dates above a Participant shall be vested in the applicable percentage of his Employer Matching Contribution Account and Employer Discretionary Contribution Account as follows:

                         Number of Years
                            of Service                        Percentage
                        ------------------                    ----------
                            Less than 3                            0 %
                                 3                                25 %
                                 4                                50 %
                                 5                                75 %
                                 6 or more                       100 %

      (e) Notwithstanding the above, an Employer matching contribution shall not be treated as forfeitable merely because such contribution is forfeitable if the contribution to which the matching contribution relates is treated as an excess deferral under Section 4.2, an Excess Contribution under Section 4.9, or an Excess Aggregate Contribution under Section 4.10.

                                    ARTICLE 8

                        DISTRIBUTIONS PRIOR TO RETIREMENT

      SECTION 8.1.  WITHDRAWAL OF EMPLOYER CONTRIBUTIONS.

      Twice per calendar year, upon application to the Plan Administrator, a Participant may withdraw all or any portion of the value of his vested interest in his Employer Matching Contribution Account but only to the extent of amounts that have been credited to such account for at least two years prior to the distribution. The amount of any distribution pursuant to this Section cannot be less than $500 (or, if less, the entire amount of the account eligible for withdrawal.) If a Participant makes such a withdrawal, he shall not be allowed to make Employee deferrals until the Entry Date which is three (3) full calendar months after the date of withdrawal.

      If such a distribution is made at a time when a Participant is less than 100% vested in the Employer Matching Contribution Account, then at any future date his vested interest in the account from which the distribution was made will be determined by applying the following formula to that account.

         X = P(AB + D) - D
      Where: X is the Participant's vested interest at the relevant date.
             P is the Participant's vested percentage at the same relevant date. AB is the Participant's account balance on that relevant date.
             D is the amount of the distribution(s) previously made.

      SECTION 8.2.  WITHDRAWAL AT AGE 59 1/2.

      After attaining age 59 1/2, upon application to the Plan Administrator, a Participant may withdraw all or any part of his Employee Deferral Account, Qualified Nonelective Contribution Account and Qualified Matching Contribution Account.

      SECTION 8.3. WITHDRAWAL OF EMPLOYEE AFTER-TAX CONTRIBUTIONS AND EMPLOYEE ROLLOVER CONTRIBUTIONS.

      Upon application to the Plan Administrator, a Participant may withdraw all or any portion of his Employee After-Tax Contribution Account and/or his Employee Rollover Contribution

Account. The amount of any distribution pursuant to this Section cannot be less than $500 (or, if less, the entire amount of the account eligible for withdrawal.)

      SECTION 8.4.  WITHDRAWAL AFTER NORMAL RETIREMENT AGE.

      A Participant who attains his Normal Retirement Age and continues as an Employee of the Employer or any Related Employer may, upon written request to the Plan Administrator, withdraw all or any part of his Employer Discretionary Contribution Account.

      SECTION 8.5.  TERMINATION OF EMPLOYMENT BEFORE RETIREMENT.

      If a Participant terminates employment with the Employer and all Related Employers before he is eligible for a retirement benefit under Section 5.1, 5.2 or 5.3, his vested percentage will be determined pursuant to Article 7. If such Participant's vested interest in all his accounts exceeds (or at the time of any prior distribution exceeded) $3,500, then his vested interest shall be held in the Trust until the date the Participant becomes eligible for and elects to receive (1) a Disability retirement benefit under Section 5.2, (2) an early retirement benefit under Section 5.3 or (3) a normal retirement benefit under
Section 5.1; provided, however that such a Participant may request a distribution to be paid as soon as administratively feasible after he terminates employment or may delay distribution in accordance with Section 5.10. At that time benefits will be paid as provided in Article 5. If such Participant's vested interest in all his accounts has not exceeded $3,500 at the time of any distribution, then his vested interest shall be paid to him as soon as administratively feasible after he terminates employment.

      Any portion of a Participant's Employer Matching Contribution Account and Employer Discretionary Contribution Account which is not vested under Article 7 shall be forfeited upon the first to occur of five consecutive one-year Breaks in Service or the distribution of the Participant's entire vested interest in all of his accounts. Any Forfeitures attributable to the Participant's Employer Matching Contribution Account shall be used to reinstate any forfeited Employer Matching and Discretionary Contribution Accounts pursuant to Section 8.7. Any such remaining Forfeitures will be used as of such Adjustment Date to reduce Employer matching contributions. Any Forfeitures attributable to the Participant's Employer Discretionary Contribution Account shall be allocated as Employer discretionary contributions pursuant to Section 4.4.

      SECTION 8.6.  DEEMED DISTRIBUTION.

      Any individual whose employment with the Employer and all Related Employers has terminated prior to that individual obtaining any nonforfeitable accrued benefit under the Plan shall be treated as having been cashed-out of the Plan on his termination date, and his status as a Participant in the Plan shall cease as of that date, subject to his right to again commence participation, as otherwise provided by the Plan.

      SECTION 8.7. VESTING WHEN A PARTICIPANT TERMINATES EMPLOYMENT, RECEIVES A DISTRIBUTION AND IS REHIRED PRIOR TO FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE.

      If a Participant receives a distribution due to his termination of participation in the Plan, forfeits his nonvested interest and is rehired prior to the date on which the number of his consecutive one-year Breaks in Service equals or exceeds five, he will be given the opportunity to repay all amounts derived from Employer contributions distributed to him. Following such repayment, the Employer Matching Contribution Account and Employer Discretionary Contribution Account of the Participant shall be restored to their values as of the date of the distribution. All such repayments must be made before the earlier of (1) the Participant incurs five consecutive one-year Breaks in Service commencing after such distribution or (2) the fifth anniversary of the date the Participant is rehired. If a terminated Participant is deemed to have received a distribution pursuant to Section 8.6 and resumes employment covered under this Plan before incurring five consecutive one-year Breaks in Service, the Participant's accounts will be restored to their values as of the date of the deemed distribution.

      Any restoration required will come from the following sources in the order listed: (1) Forfeitures, (2) income or gain to the Plan, (3) Employer contributions. Contributions may be made for such reinstatement even if the Employer has no current or accumulated Net Profits.

      SECTION 8.8.  HARDSHIP DISTRIBUTIONS.

      In case of hardship, any Participant may apply to the Plan Administrator for distribution of all or a portion of the value of his (1) Employee Deferral Account as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989, plus any subsequent deferrals (not including any gain on such deferrals), (2) Qualified Nonelective Contribution Account and (3) Qualified Matching Contribution Account, in such order. As used in this Section, a "hardship" will be deemed to exist if the distribution is necessary in light of immediate and heavy financial needs of the Participant and if funds to alleviate such financial needs are not reasonably available from other resources of the Participant.

      A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

      (1) Expenses for medical care described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d).

      (2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments).

      (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code Section 152).

      (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

      (5) Such other needs as may be allowable under Treasury Regulations, revenue rulings, notices, and other documents of general applicability.

      A distribution deemed to be necessary to satisfy an immediate and heavy financial need of a Participant is not reasonably available from other resources of the Participant if all of the following requirements are satisfied:

      (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

      (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

      (3) The Plan, and all other plans maintained by the Employer and Related Employers, provides that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

      (4) The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and Employee contributions to the Plan and all other qualified and nonqualified plans providing for deferred compensation maintained by the Employer or any Related Employer for twelve months after receipt of the hardship distribution.

      If the Plan Administrator, based on the above standards, reasonably determines a hardship exists or is imminent, he may direct the distribution of hardship benefits as of the Adjustment Date coincident with or next succeeding the determination of hardship; provided, that interim payments may be made if necessary. The hardship distribution shall be made in a lump sum payment and shall not cause a suspension of Employer contributions, unless otherwise required as a condition of receiving such distribution.

      The Participant may elect to waive the 30-day notice period regarding distributions under Code Section 417 after being clearly informed that he has the right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution.

      The amount of any hardship distribution under this Section shall not exceed the lesser of:

      (a) An amount as determined by the Plan Administrator to be sufficient to alleviate the hardship, or

      (b) The value of the Participant's Employee Deferral Account as of December 31, 1988, plus any Employee deferrals after that date, but not to exceed the value of his account balance reduced by the value of any portion of such balance that secures any outstanding loans.

      The Plan Administrator shall apply the provisions of this Section on a uniform and consistent basis to all Participants in similar circumstances, shall make any rules or regulations as necessary and shall prescribe the use of such forms or any other powers he deems necessary to properly carry out the provision and intent of this Section.

      SECTION 8.9.  LOANS TO PARTICIPANTS.

      (a) At the request of a Participant, to whom loans must be made available under Department of Labor Regulations, the Plan Administrator, in its sole discretion, may lend such individual an amount which, when added to the individual's outstanding loans from this Plan and any other plan maintained by this Employer or a Related Employer, is not in excess of the lesser of:

            (1)  $50,000, reduced by the excess (if any) of:

                 (A) The highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over

                 (B) The outstanding balance of loans from the Plan on the date on which such loan was made, or

            (2) Fifty percent of his vested interest in his account balances as of the Adjustment Date coinciding with or immediately preceding the date of the loan.

           In no event, however, shall a loan be made to an individual if the granting of such loan would cause the Plan to violate the nondiscrimination requirements of Code Section 401(a)(4).

           All decisions by the Plan Administrator on loan applications shall be made on a reasonably equivalent, uniform and nondiscriminatory basis. However, the Plan Administrator may apply different terms and conditions for eligible borrowers who are not actively employed by the Employer or a Related Employer, or for whom payroll deduction is not available, and the Plan Administrator may change the terms of an outstanding loan to the extent required by applicable law.

      (b) All loans made pursuant to the above subsection (a) must be in accordance with the following loan procedures:

            (1) Responsible Party. The Plan Administrator shall be responsible for all loans made under the Plan. The Plan Administrator may, however, establish a loan committee to assist the Plan Administrator in administering the loan program.

            (2) Loan Application. An application for a loan shall be made in writing to the Plan Administrator on a form approved by the Plan Administrator.

            (3) Amount of Loan. The minimum loan amount shall be $ 500. The maximum loan amount shall be governed by this Section.

            (4) Interest Rate. Each loan shall bear interest at a reasonable rate established by the Plan Administrator as of the date the loan is made. Such rate must be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

            (5) Term of Loan. Except as otherwise provided below, the term of any loan shall be set by mutual agreement between the Plan Administrator and the borrower, but such term shall in no event exceed five (5) years. Notwithstanding the above, the term of any loan used to acquire a principal residence of a Participant may exceed 5 years.

            (6) Collateral. Each loan shall be made against collateral, such collateral being the assignment of up to 50% of the borrower's entire right, title and vested interest in and to his accounts under the Plan supported by the borrower's promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

            (7) Loan Repayment. Repayment of loans shall be made in equal quarterly, monthly, semi-monthly or weekly installments by payroll deduction as specified in the loan agreement. Notwithstanding the foregoing, while a borrower is on an unpaid Leave of Absence, he may suspend repayment for a period of up to one year to the extent such suspension will not cause the loan to violate the term requirements under item

                 (5) above, or he may continue to make loan repayments by cash or check.. Substantially level amortization (with payments not less frequently than quarterly) is required over the term of the loan.

            (8) Number of Loans. Only one loan in any 3-month period shall be made to a borrower. and a borrower may have up to 3 loans outstanding at any one time.

            (9) Effect on Plan Assets. In the event of a loan, the amount of such loan shall be removed from the Participant's Employee After-Tax Contribution Account, Employee Deferral Account, Employee Rollover Contribution Account and his Employer Matching Contribution Account on a pro-rata basis and transferred to a special loan account in the name of the borrower. As of each Adjustment Date following the making of the loan and until the loan is repaid, all payments on the loan, including interest, shall be reallocated from the Participant's loan account to the accounts specified in the preceding sentence in accordance with the borrower's investment election currently in effect.

            (10) Default. In the event payments of principal and interest are not made on a timely basis, the Plan Administrator may either call the loan in full or charge a late penalty fee at such rate as the Plan Administrator shall establish from time to time. If a loan is called due to a default in payment of principal and interest, the outstanding balance of the loan plus interest will be deducted from the borrower's loan account at the time the borrower or his Beneficiary receives a distribution from the Plan.

            (11) Loan Acceleration. All loans which a borrower has outstanding will be immediately due and payable if the borrower terminates employment. At that time, the current outstanding balance of such loans, including interest, will be deducted from his loan account.

            (12) Loan Origination Fee. Each borrower shall be assessed a loan origination fee in such amount as the Plan Administrator shall determine which shall be collected at the time the loan is made.

            (13) Modification of Loan Procedures. The Plan Administrator may
                 from time to time add to, delete, or otherwise modify these loan procedures in such manner as the Plan Administrator deems appropriate.


      SECTION 8.10.  SPOUSAL CONSENT.

      All withdrawals made pursuant to this Article 8 shall be subject to the spousal consent requirements of Section 5.6.

      SECTION 8.11  PLAN ADMINISTRATOR RULES

      The Plan Administrator shall have the discretion to make such uniform nondiscriminatory rules as he deems necessary or desirable to handle distributions and loans under this Article 8, including, but not limited to, rules regarding the manner and timing of distribution and loan requests.

                                    ARTICLE 9

                                    ACCOUNTS


      SECTION 9.1.  ESTABLISHMENT OF ACCOUNTS.

      The Plan Administrator shall determine the Participants, Inactive Participants, and Beneficiaries who are entitled to one or more of the allocations hereinafter described, and he shall, as of each Adjustment Date, prepare a statement showing the information necessary to make the proper allocation. This information shall include the full names of all Participants, Inactive Participants, and Beneficiaries, the amount of Employer matching and discretionary contributions, the amount of each Participant's deferral and after-tax contributions and rollover contributions and the names of the Inactive Participants whose employment has terminated, along with the dollar amounts any of these Inactive Participants will forfeit and the date the Forfeitures will be effective.

      The Plan Administrator shall maintain for each Participant a separate Employee Deferral Account to record his interest in the Trust Fund which is attributable to his deferrals, a separate Employer Matching Contribution Account to record his interest in the Trust Fund which is attributable to Employer matching contributions, a separate Employer Discretionary Contribution Account to record his interest in the Trust Fund which is attributable to Employer discretionary contributions, a separate Employee After-Tax Contribution Account to record his interest in the Trust Fund which is attributable to Employee after-tax contributions, a separate Employee Rollover Contribution Account to record his interest in the Trust Fund which is attributable to Employee rollover contributions, a separate Qualified Matching Contribution Account to record his interest in the Trust Fund which is attributable to Qualified Matching Contributions, and a separate Qualified Nonelective Contribution Account to record his interest in the Trust Fund which is attributable to Qualified Nonelective Contributions.

      The accounts of each Participant shall be made up of subaccounts reflecting the Participant's investment elections. Each subaccount shall be adjusted as provided in Section 9.3 of this Plan.

      SECTION 9.2.  INVESTMENT ELECTIONS.

      Each Participant shall elect the manner in which his Employee after-tax contributions, if any, deferral amounts, rollover contributions, Employer matching and discretionary contributions and

Qualified Matching and Nonelective Contributions are to be invested. Investment elections must be made in 1% increments. In accordance with procedures established by the Plan Administrator, any such election shall specify how any present balance, as of the day before the effective date of the election, and/or any additional contributions, shall be invested. The Committee shall, from time to time, designate the investment funds available for Participant-directed investments pursuant to this Section. Any accounts for which an investment election has not been made shall be invested in the most conservative investment option available under the Plan. The Plan Administrator shall have the discretion to make any rules related to investments as he deems desirable, including, but not limited to, rules related to the form and timing of investment elections.

      SECTION 9.3.  ACCOUNT ADJUSTMENTS.

      The accounts of each Participant, Inactive Participant, and Beneficiary shall be valued based on the number of units or shares of each Fund comprising such accounts. The fair market value of each Fund shall be determined as of each Adjustment Date. When a Participant's accounts are credited with an allocation of any Employee deferrals and/or contributions and/or Employer contributions, direct transfers from other qualified plans, rollover contributions, principal and interest payments on any loans made to the Participant, and/or distribution repayments pursuant to the buyback provisions of Article 8 and/or reallocated Forfeitures, all in accordance with the terms of the Plan, the value of such allocation shall be used to purchase units or shares and added to such Participant's accounts. When any distributions, loans, withdrawals, Forfeitures, transfers between Funds, and/or administrative fees are charged against the accounts of a Participant, Inactive Participant, or Beneficiary in accordance with the terms of the Plan, the number of units or shares equal in value to the amount paid from such accounts shall be deducted from the outstanding units or shares.

      SECTION 9.4.  LIMITATION ON ANNUAL ADDITIONS.

      Notwithstanding the foregoing, annual additions to each Participant's accounts under all defined contribution plans sponsored by the Employer or any Related Employer for any Limitation Year shall not exceed the lesser of $30,000 (or if greater, 25% of the defined benefit limitation) or 25% of the Participant's Compensation (excluding deferrals) for such Limitation Year.

      Compensation, for purposes of this Section 9.4 and Sections 9.5 and 9.6, shall mean a Participant's wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation shall not, however, include amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant to the extent that at the time of payment it is reasonable to believe that these amounts are deductible by the Employee under Code Section 217.

      For Limitation Years beginning after December 31, 1991, Compensation for any Limitation Year is the compensation actually paid or includable in gross income during such year.

      Annual additions shall mean the aggregate of Employer contributions, Employee deferrals, Forfeitures, and the Participant's after-tax contributions allocated to each Participant's accounts during the Limitation Year in question. Annual additions shall also include amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer or a Related Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Employer.

      Excess deferrals that are distributed in accordance with Section 4.2 are not annual additions.

      If, due to the allocation of Forfeitures, a reasonable error in estimating compensation, or a reasonable error in determining the amount of deferrals that would be made for a Participant, the annual additions made to this Plan on behalf of any Participant exceed the maximum, the Employer shall treat the excess amount of such annual additions as follows:

      (a) So much of the Participant's after-tax contributions (and earnings thereon) and deferrals (and earnings thereon) which cause the Participant's accounts to exceed the maximum annual additions shall be returned to the Participant.

      (b) The Employer will deposit to an individual suspense account the excess amounts in the Participant's Employer Discretionary Contribution Account and Employer Matching Contribution Account in that order.

      (c) The amount in the individual suspense account will be used to reduce the Employer discretionary contributions and the Employer matching contributions in that order for that Participant for the next Limitation Year and any succeeding Limitation Years as long as the Participant is covered by the Plan at the end of the Limitation Year.

      (d) If such Participant is not covered by the Plan at the end of the Limitation Year, then such amounts must be held unallocated in a suspense account for the Limitation Year and shall be allocated and reallocated in the next Limitation Year (and succeeding Limitation Years, as necessary) to all of the remaining Participants. Such amounts must be used to reduce Employer contributions in the Limitation Year (and succeeding Limitation Years, as necessary).

      (e) Notwithstanding any other provision contained in this Plan, the Employer shall not contribute any amount that would cause an allocation to a suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an Adjustment Date.

      (f) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of Trust investment gains and losses pursuant to Section 9.3.

      The $30,000 maximum annual addition shall be adjusted to reflect any cost of living increases pursuant to Code Section 415(d) and Regulations thereunder.

      The provisions of this Section shall be effective with respect to Limitation Years beginning on or after January 1, 1987.

      SECTION 9.5.  LIMITATION ON BENEFITS AND CONTRIBUTIONS.

      (a) If an Employee is or was a Participant in one or more defined benefit plans and one or more defined contribution plans ever maintained by the Employer or a Related Employer (whether or not terminated), the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed 1.0 for any Limitation Year. If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any Limitation Year for any Participant in this Plan, the Employer shall adjust the numerator of the defined benefit plan fraction so that the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not be in excess of 1.0 in any Limitation Year for such Participant in accordance with the provisions set forth in the defined benefit plan.

      (b) For the purpose of this Section, the term "defined benefit plan fraction" for any year shall mean a fraction, the numerator of which is the projected annual benefit payable to a Participant as of the close of the then current year under all plans maintained by this Employer or a Related Employer and the denominator of which is the lesser of:

            (1) The product of 1.25 multiplied by the maximum dollar limitation for the Plan Year concerned as provided under Code Section 415, or

            (2) The product of 1.4 multiplied by the applicable amount to be taken into account according to the percentage of compensation limit as defined for this purpose under Code Section 415.

      (c) The term "defined contribution plan fraction" for any year shall mean a fraction the numerator of which is the aggregate amount of annual additions, as defined in Section 9.4, made to a Participant's accounts under all plans maintained by this Employer or a Related Employer as of the close of the then current year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the Employer or a Related Employer.

            (1) The product of 1.25 multiplied by the maximum dollar limitation for the Plan Year concerned as provided under Code Section 415, or

            (2) The product of 1.4 multiplied by the applicable amount to be taken into account according to the percentage of compensation limit as defined for this purpose under Code Section 415.

           For purposes of this Section 9.5, amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan.

      The annual additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee after-tax contributions as annual additions.

      The provisions of this Section shall not be effective for Limitation Years beginning after December 31, 1999.

      SECTION 9.6.  TRANSITION RULE.

      At the election of the Plan Administrator, with respect to any year ending after December 31, 1982, the amount taken into account in determining the denominator of the defined contribution plan fraction with respect to each Participant for all years ending before January 1, 1983, shall be an amount equal to the product of (a) and (b), where

      (a) is the denominator of the defined contribution plan fraction for the Limitation Year ending in 1982, and

      (b)  is the Transition Fraction.

      Transition Fraction means a fraction, the numerator of which is the lesser of $51,875, or 1.4 multiplied by 25% of the Compensation of the Participant for the Limitation Year ending in 1981, and the denominator of which is the lesser of $41,500 or 25% of the Compensation of the Participant for the Limitation Year ending in 1981.

      If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) multiplied by (B), where (A) is the excess of the sum of the fractions over 1.0, and (B) is the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                                   ARTICLE 10

                            TOP-HEAVY PLAN PROVISIONS

      SECTION 10.1.  DETERMINATION DATE.

      If, as of the Determination Date, the Plan is a Top-Heavy Plan, as defined in Section 10.2, the provisions of this Article 10 shall apply.

           The Determination Date with respect to any Plan Year shall be the last day of the preceding Plan Year, which shall also serve as the valuation date for testing purposes.

      SECTION 10.2.  TOP-HEAVY PLAN.

      (a) The Plan shall be considered a Top-Heavy Plan, if, as of the Determination Date, either

            (1) the aggregate of all account balances of Key Employees under the Plan exceeds 60% of the sum of all accounts of all Employees under the Plan excluding former Key Employees, or

            (2)  the Plan is part of a Top-Heavy Group, as defined in Section
                 10.5.

           Notwithstanding anything in this subsection (a), if this Plan is part of an aggregation group, as defined in Section 10.5, that is found not to be Top-Heavy, then this Plan shall not be a Top-Heavy Plan.

      (b)  When determining whether the Top-Heavy rules apply for any Plan Year:

            (1) Rollover contributions initiated by an Qualified Employee and accepted by this Plan after December 31, 1983 will not be recognized with respect to this Plan if the rollover contributions came from a plan not maintained by an Employer or a Related Employer.

            (2) Any account balances for an Employee who is not currently a Key Employee, but at one time was a Key Employee, shall not be recognized for the Plan Year ending on the Determination Date.

            (3) The account balances for an Employee shall include aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on the Determination Date, except for the distributions made to former Key Employees excluded above, and distributions rolled over to a plan maintained by the Employer or a Related Employer.

            (4) Effective for Plan Years beginning after December 31, 1984, if an individual has not performed any service for the Employer at any time during the five-year period ending on the Determination Date, any accrued benefit or account balance for such individual shall not be taken into account.

      SECTION 10.3.  KEY EMPLOYEE

      Key Employee shall mean any Employee or former Employee who, at any time during the Plan Year or any of the four preceding Plan Years, is:

      (a) an officer of the Employer having an annual Compensation greater than 50% of the defined benefit dollar limitation under Code Section 415(b)(1)(A) (as it may be increased by the Secretary of the Treasury for any applicable cost of living increases); however, the maximum number of officers considered Key Employees may not exceed (i) three if there are less than 30 Employees, (ii) 10% of all Employees if there are between 30 and 500 Employees, or (iii) 50 if there are more than 500 Employees. Officers shall include only those administrative executives who regularly and continuously serve as such. Title alone shall not be determinative of officer status;

      (b) one of the ten Employees earning an annual Compensation of at least the maximum defined contribution annual additions dollar limit under Code Section 415 and owning (or considered as owning within the meaning of Code Section 318) more than both 1/2 percent interest and the largest interests in the Employer;

      (c) a 5% owner of the Employer, meaning any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer; or

      (d) a 1% owner of the Employer having an annual Compensation from the Employer of more than $150,000, meaning any person who owns (or is considered as owning within the meaning of Code Section 318) more than 1% of the outstanding stock of the Employer.

      For purposes of this Section 10.3, Employee shall mean any Employee of the Employer or any employee of a Related Employer if the Plan is part of a Top-Heavy Group with the plan of a Related Employer. Key Employee shall include any beneficiary of a Key Employee, and former Key Employee shall include any beneficiary of a former Key Employee.

      For purposes of subsections (b), (c), and (d) above, constructive ownership rules of Code Section 318 shall be applied by substituting "five percent" for "50 percent" in Code Section 318(a)(2).

      For purposes of determining 1% and 5% ownership, the aggregation rules of Code Section 414(b), (c), and (m) shall not apply.

      Notwithstanding anything above, the criteria used in the determination of Key Employees shall be consistent with Code Section 416, which is incorporated herein by reference.

      SECTION 10.4.  NON-KEY EMPLOYEE

      Non-Key Employee shall mean any Employee who is not a Key Employee.

      SECTION 10.5.  TOP-HEAVY GROUP.

      (a) Top-Heavy Group shall mean an aggregation group where the sum, as of the Determination Date, of:

           (1) the present value of the cumulative accrued benefits for Key Employees under any defined benefit plan included in the group and

           (2) the sum of the account balances of Key Employees under any defined contribution plan included in the group exceeds 60% of the same amount determined for all Employees, excluding former Key Employees, under all plans included in the group. If the Determination Date for each plan in the aggregation group is not the same, then the top-heavy status of the group will be determined by adding the results for each separate plan that fall within the same calendar year. All plans maintained by the Employer (including plans that have terminated) during the 5-year period ending on a Determination Date must be considered in determining the Top-Heavy Group as of that Determination Date.

      (b)  The aggregation group must include:

            (1) any plan of the Employer or a Related Employer in which a Key Employee is a participant, and

            (2) any plan of the Employer or a Related Employer on which a plan covering a Key Employee depends for qualification under the requirements of Code Section 401(a)(4) or 410.

            (3) The aggregation group may also include, at the election of the Employer, any plan of the Employer or a Related Employer not required to be included in an aggregation group if such group would continue to meet the qualification requirements of Code Sections 401(a)(4) and 410. If such an aggregation group is found not to be Top-Heavy, then no plan shall be considered Top-Heavy. If the aggregation group is found to be Top-Heavy, then all plans in the group, except the plan which was not required to be included, would be considered Top-Heavy Plans.

      (c) The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

      SECTION 10.6.  MINIMUM CONTRIBUTIONS AND BENEFITS FOR TOP-HEAVY PLANS.

      If the Plan is or becomes a Top-Heavy Plan, then, notwithstanding the provisions of Articles 4 and 9 and except as provided in the next paragraph of this Section 10.6, the minimum Employer contribution for each Plan Year during which the Plan is a Top-Heavy Plan to each Participant employed on the last day of the Plan Year who is a Non-Key Employee shall be 3% of such Non-Key Employee's Compensation. The minimum Employer contribution shall be provided to each of these Participants regardless of the number of Hours of Service during the Plan Year.

      This minimum Employer contribution shall not exceed the percentage of contribution made, or required to be made, for such Plan Year on behalf of the Key Employee for whom such percentage is the highest. Such highest percentage shall be determined for each Key Employee by dividing the Employer contribution for such Key Employee by his Compensation.

      For the purposes of this Section, Forfeitures shall be counted as Employer contributions. Amounts contributed as a result of a salary reduction agreement shall also be counted as Employer contributions when determining contributions made on behalf of Key Employees; however, neither elective deferrals nor Employer matching contributions will be taken into account for purposes of satisfying the minimum contribution requirements.

      Notwithstanding the above, if an Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer and there is evidence that the retirement benefits of these Employees were the subject of good faith bargaining between such Employees and the Employer, then the provisions of this Article 10 shall not apply to that Employee.

      SECTION 10.7.  TOP-HEAVY AVERAGE COMPENSATION.

      Top-Heavy Average Compensation shall mean the average compensation paid during the consecutive Top-Heavy Years of Service, not to exceed five years, which produce the highest average compensation. For purposes of this Article, Compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b).

      SECTION 10.8.  TOP-HEAVY YEARS OF SERVICE.

      Top-Heavy Years of Service shall mean Years of Service excluding Years of Service completed in Plan Years in which the Plan was not a Top-Heavy Plan and further excluding Years of Service completed in a Plan Year beginning before January 1, 1984.

      SECTION 10.9.  TOP-HEAVY GROUP MINIMUM CONTRIBUTION.

      In the case of a Top-Heavy Group consisting of both defined benefit and defined contribution plans, the required minimum Employer contribution for each Top-Heavy Plan Year shall be satisfied by the minimum benefit under the defined benefit plan of the Employer.

      The required minimum accrued benefit or Employer contribution for each Top-Heavy Year of Service for Employees who do not participate in this Plan but who participate in another plan of the Top-Heavy Group shall be satisfied by providing the minimum accrued benefit or contribution under that plan.

      If the Employer maintains another qualified plan which provides a minimum benefit or contribution, then the minimum benefit or contribution provided under this Plan shall not, when combined with the benefit or contribution provided by the other plan, exceed the amount required by Code Section 416(c).

      SECTION 10.10.  MINIMUM VESTING REQUIREMENTS.

      If the Plan is or becomes a Top-Heavy Plan as defined in Section 10.2, then, notwithstanding the provisions of Article 7, a Participant's account balance shall be 100% vested upon the completion of six Years of Service, and shall be vested in the applicable percentage of his account balance under the Plan as follows:


                     Number of Years
                       of Service                            Percentage
                    -----------------                        ----------
                      less than 2                                  0%
                             2                                    20%
                             3                                    40%
                             4                                    60%
                             5                                    80%
                      6 or more                                  100%

      Years of Service for the purposes of vesting in a Top-Heavy Plan shall include all Years of Service, including years prior to January 1, 1984, as well as years during which the Plan is not considered to be a Top-Heavy Plan. Vesting pursuant to this Section 10.10 shall apply to each Participant's entire account balance. When the Plan becomes a Top-Heavy Plan, however, the account balance of any Employee who does not complete one Hour of Service after the Plan becomes Top-Heavy is not required to be subject to the minimum vesting schedule for Top-Heavy Plans.

      When the Plan ceases to be a Top-Heavy Plan, the vesting schedule shall revert to the schedule defined in Article 7 if the Boards of all Employers adopting this Plan so agree. However, each Participant with at least three Years of Service may elect to have his nonforfeitable percentage computed under the Plan according to the Top-Heavy vesting schedule.

      For purposes of the above paragraph, a Participant shall be considered to have completed three Years of Service if he has completed 1,000 Hours of Service in each of three Plan Years, whether or not consecutive, ending with or prior to the last day of the election period described below.

      The election period shall begin no later than the date following the Determination Date on which the Plan is found not to be Top-Heavy and shall end no earlier than the later of the following dates:

      (a)  the date which is 60 days after such Determination Date, or

      (b) the date which is 60 days after the day the Participant is issued written notice of the change by the Employer or the Plan Administrator.

      If the vesting schedule of this Plan is changed, the nonforfeitable percentage of any Participant's accounts derived from Employer contributions determined as of the later of the date the change is effective or the date the change is adopted shall not be less than the nonforfeitable percentage computed under the Plan without regard to such change.

      SECTION 10.11.  ADJUSTMENTS IN SECTION 415 LIMITS FOR TOP-HEAVY PLANS.

      If this Plan is a Top-Heavy Plan or if the Plan and one or more other plans maintained by the Employer or any Related Employer in the aggregate are or become a Top-Heavy Group, then the defined benefit plan fraction, as defined in
Section 9.5(b) shall be applied by substituting 1.0 for

1.25 and the defined contribution plan fraction, as defined in Section 9.5(c), shall be applied by substituting 1.0 for 1.25.

      The above paragraph shall not apply if (a) and (b) below are met:

      (a) In the case of a Top-Heavy Group consisting of both defined contribution and defined benefit plans, a minimum benefit shall be provided in the defined benefit plan for each Non-Key Employee who participates in a defined benefit plan equal to the lesser of 3% of Top-Heavy Average Compensation, as defined in Section 10.7, per Top-Heavy Year of Service after January 1, 1984, or 30% of Top-Heavy Average Compensation, as defined in Section 10.7. Notwithstanding the foregoing, a minimum contribution of 4% of Top-Heavy Average Compensation shall be provided for each Non-Key Employee covered only by a defined contribution plan in the Top-Heavy Group.

      (b) The present value of the cumulative accrued benefits (accounts) of all Key Employees under this Plan and any other plan in an aggregation group, as determined under Section 10.5(b), does not exceed 90% of the present value of the cumulative accrued benefits (accounts) of all Employees in this Plan or in the aggregation group.

      SECTION 10.12.  TRANSITION FRACTION.

      If this Plan is a Top-Heavy Plan to which the above Section 10.11 applies, then $41,500 shall be substituted for $51,875 in the Transition Fraction defined in Section 9.6.

                                   ARTICLE 11

                           ADMINISTRATION OF THE PLAN


      SECTION 11.1.  MEMBERSHIP OF COMMITTEE.

      The Board shall appoint one or more Committees (referred to collectively herein as the "Committee") to be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Trustee, Board or the Plan Administrator. The Committee shall constitute a named fiduciary under the Plan. The Board may rename any and all members or members of the Committee at any time, without cause, by written notice from the Board, or its authorized delegate. Any member of the Committee may resign by giving written notice to the Board, or its authorized delegate or the Trustee and the Committee, and his successor, if any, shall be appointed by the Board.

      SECTION 11.2.  COMMITTEE OFFICERS; SUBCOMMITTEE.

      The members of each Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be, but need not be, a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members, or any agent, to take any action, including but not limited to, executing or delivering any instruments or making any payment in behalf of the Committee.

      SECTION 11.3.  COMMITTEE MEETINGS.

      The Committee shall hold such meetings upon such notice at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all of the members of the Committee in office at the time or if all such members are present at the meeting.

      SECTION 11.4.  TRANSACTION OF BUSINESS.

      A majority of the members of the Committee in office at the time shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other actions taken without a meeting upon written consent thereto signed by all of the members of the Committee.

      SECTION 11.5.  COMMITTEE RECORDS.

      The Committee shall maintain full and complete records of its deliberations and decisions. Its records shall contain all relevant data pertaining to individual Participants and their rights under the Plan and in the Trust Fund.

      SECTION 11.6.  ESTABLISHMENT OF RULES.

      Subject to the limitations of the Plan and of the Act, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

      SECTION 11.7.  CONFLICTS OF INTEREST.

      No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign a unanimous written consent to resolutions adopted or other actions taken without a meeting).

      SECTION 11.8.  APPOINTMENT OF PLAN ADMINISTRATOR.

      The Board, or its authorized delegate, shall appoint one or more Plan Administrators. Any person, including, but not limited to, the Employees of the Employer or a Related Employer, a Participant in the Plan, a member of the Committee, or a person serving as a Plan Fiduciary shall be eligible to serve as Plan Administrator. The Plan Administrator shall have the authority, subject to review by the Board in its discretion, to delegate in writing any of his duties hereunder. Written Notice of such delegation shall be given to the Board. The Plan Administrator shall remain in office at the will of the Board, or its authorized delegate, and may be removed from office at any time, with or without cause, by written notice from the Board, or its authorized delegate. The Plan Administrator may resign at any time upon giving written notice to the Board, or its authorized delegate, the Trustee, and the Committee. Such resignation shall be effective upon receipt, or at such later date as may be designated in the notice.

      Upon the resignation or removal of a Plan Administrator, the Board, or its authorized delegate, shall promptly designate in writing a successor to this position. If the Board, or its authorized delegate, does not appoint a Plan Administrator, the Committee will function as Plan Administrator.

      SECTION 11.9.  AUTHORITY TO INTERPRET.

      Subject to the claims procedure set forth in Article 15, the Committee and the Plan Administrator shall have the duty and discretionary authority to interpret and construe the provisions and intent of the Plan and to decide any dispute that may arise regarding the rights of Participants hereunder, including the discretionary authority to make determinations as to eligibility for participation and benefits under the Plan. Interpretations, constructions and determinations by the Committee and Plan Administrator shall apply uniformly to all persons similarly situated and shall be binding and conclusive on all interested persons. Such interpretations, constructions and determinations shall be set aside only if the Committee and Plan Administrator are found by a court of competent jurisdiction to have acted arbitrarily and capriciously in interpreting and construing the provisions of the Plan.

      SECTION 11.10.  THIRD PARTY ADVISORS.

      The Committee and the Plan Administrator may engage an attorney, actuary, accountant or any other technical or professional advisor to perform such other duties as shall be required in connection with the admin operation of the Plan and may employ such clerical and related personnel as the Committee and Plan Administrator shall deem requisite or desirable in carrying out the provisions of the Plan.

      SECTION 11.11.  COMPENSATION OF MEMBERS.

      No fee or compensation shall be paid to any member of the Committee or the Plan Administrator for his services as such.

      SECTION 11.12.  COMMITTEE EXPENSES.

      The Committee and Plan Administrator shall be entitled to reimbursement out of the Trust Fund for their reasonable expenses properly and actually incurred in the performance of their duties in the administration of the Plan.

      SECTION 11.13.  INDEMNIFICATION OF COMMITTEE AND PLAN ADMINISTRATOR.

      To the maximum extent permitted by the Act, no member of the Committee or Plan Administrator shall be personally liable by reason of any contract or the instrument executed by him or on his behalf as a member of the Committee or Plan Administrator nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Employer's own assets), each member of the Committee, the Plan Administrator and each other officer, employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud, bad faith, willful misconduct, or gross negligence.

                                   ARTICLE 12

                         ALLOCATION OF RESPONSIBILITIES

      SECTION 12.1.  ALLOCATION OF RESPONSIBILITIES.

      The responsibilities allocated to the named fiduciaries are as follows:

      (a)  Board:

            (1)  to amend the Plan,

            (2)  to appoint and remove members of the Committee,

            (3)  to appoint and remove Trustees under the Plan,

            (4)  to appoint and remove the Plan Administrator,

            (5) to determine the amount to be contributed to the Plan by the Employer, and

            (6)  to terminate the Plan.

      (b)  Committee:

            (1) to establish in writing, and from time to time review and modify, as necessary, a funding policy which shall inform the Trustee or the Investment Manager, if any, of the short and long-term financial needs of the Plan, including liquidation requirements;

            (2) to review, at reasonable intervals, the investment performance of the Trustee and the Investment Manager, if any, in light of the then effective funding policy of the Plan, and to report to the Employer at least annually on the investment and other performance of the Trustee and the Investment Manager, if any;

            (3) to appoint, if deemed desirable, an Investment Manager, or more than one Investment Manager, to manage, acquire and dispose of all or a designated part of the assets of the Plan. Only persons or entities registered as an investment adviser under the Investment Advisers Act of 1940, or a bank, or an insurance company may be appointed as Investment Manager. Any such Investment Manager shall acknowledge his appointment in writing, assuming thereby sole responsibility for the investment management of the assets made subject to his authority. The Investment Manager may be removed at any time, with or without cause, by the Committee. The Investment Manager may resign at any time upon giving written notice to the Trustee, the Committee and the Plan Administrator. Such resignation shall be effective upon receipt, or at such later date as may be designated in the notice. The Committee shall notify the Trustee and the Plan Administrator in writing of every appointment of an Investment Manager and shall provide such parties with a copy of the Investment Manager's acceptance of the appointment. If an Investment Manager has been appointed, the Trustee shall not be liable for the acts or omissions of that Investment Manager or be under any obligation to invest or otherwise manage any asset of the Plan which has been made subject to the management of the Investment Manager, unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of such Investment Manager, knowing such act or omission is a breach;

            (4) to review all claim denials by the Plan Administrator, as provided in Article 15; and

            (5) to review any interpretation or construction of any provision of the Plan made by the Plan Administrator that is appealed.

      (c)  Plan Administrator:

            (1) to file or cause to be filed all reports to governmental agencies (including those with respect to the Trust forming a part of this Plan), and for supplying all Participants (and, where appropriate, Beneficiaries) with all reports and information required to be provided to them;

            (2) to maintain all records necessary for the administration of the Plan, except such records which are specifically maintained by the Committee or the Trustee or the Investment Manager, if any, and for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law;

            (3) subject to review by the Committee, to determine all questions relating to the eligibility of Employees to participate or remain Participants under the Plan;

            (4) subject to review by the Committee, to interpret and construe the provisions and intent of the Plan, to decide any disputes arising with regard to the rights of Employees, Participants, Beneficiaries, legal representatives of such persons, and parties claiming as such under the Plan, including, without limitation, the determination of benefits and the distribution of such benefits;

            (5) to make and publish rules for regulation of the Plan which are consistent with the terms of the Plan;

            (6) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities as required by the Act and Regulations thereunder;

            (7) to assist any Participant regarding his rights, benefits or elections available under the Plan; and

            (8) to carry out all other responsibilities imposed on him by the Plan or delegated to him by the Employer or the Committee.

      (d)  Trustees:

            (1)  to invest and reinvest Trust assets,

            (2) to make distributions to Plan Participants as directed by the Plan Administrator or Committee,

            (3) to render annual accountings to the Employer as provided in the Trust Agreement, and

            (4) otherwise to hold, administer and control the assets of the Trust as provided in the Plan and Trust Agreement.

      SECTION 12.2.  CO-FIDUCIARY LIABILITY.

      Except as otherwise provided in the Act, a named fiduciary shall not be responsible or liable for acts or omissions of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciary, and a named fiduciary of the Plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.

      SECTION 12.3.  FIDUCIARY DUTIES.

      All assets of the Plan shall be held in a Trust forming part of the Plan which shall be administered as a Trust Fund to provide for the payment of benefits as provided in the Plan to the Participants, or their successors in interest, out of the income and principal of the Trust. All fiduciaries (as defined in the Act) with respect to the Plan shall discharge their duties as such solely in the interest of the Participants and their successors in interest and (a) for the exclusive purposes of providing benefits to Participants and their successors in interest and of defraying reasonable expenses of administering the Plan, including the Trust which is a part of the Plan, (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (c) in accordance with the Plan and Trust Agreement, except to the extent such documents may be inconsistent with the Act. The assets of the Plan shall never inure to the benefit of the Employer, provided that Forfeitures can be used to reduce Employer contributions.

      At no time shall it be possible for the Plan assets to be used for, or diverted to, any purpose other than for the exclusive benefit of the Participants and Inactive Participants and their Beneficiaries. Notwithstanding the foregoing, contributions made by the Employer may be returned to the Employer in accordance with the following:

      (a) If the Plan receives an adverse determination with respect to the initial qualification of the Plan under Code Section 401(a), on written request of the Employer, all assets of the Plan attributable to Employer contributions shall be returned to the Employer within one year after the date the qualification of the Plan is denied; provided that the application for the determination is made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted or such later date as the Secretary of Treasury may prescribe; or

      (b) If the contribution was made due to a mistake of fact, on written request of the Employer, the contribution shall be returned to the Employer within one year of the mistaken payment of the contribution; provided, that the return satisfies the requirements of paragraph (d) below; or

      (c) If the deduction of a contribution is disallowed under Code Section 404, upon written request of the Employer, such contribution (to the extent disallowed) shall be returned to the Employer within one year after the date the deduction is disallowed; provided, that the return satisfies the requirements of paragraph (d) below.

      (d) The return of a Plan contribution to the Employer satisfies the requirements of this paragraph if the amount so returned does not exceed the amount contributed over (1) the amount that would have been contributed had there been no mistake of fact or (2) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service. Earnings attributable to such contributions may not be returned. However, a return will not satisfy the requirements of this paragraph unless the amount of the contribution so returned is reduced by any losses attributable to the contribution.

      SECTION 12.4.  ESTABLISHMENT OF TRUST.

      The Employer and the Trustee shall enter into an appropriate Trust Agreement, which shall be a part of the Plan, for the administration of the Trust under the Plan. Such Agreement shall contain such powers and reservations as to investment, reinvestment, control and disbursement of the funds of the Trust, and such other provisions as shall be agreed upon and set forth therein which are not inconsistent with the provisions of this Plan, its nature and purposes, and of the Act. Said Trust Agreement shall provide that the Board may remove the Trustee at any time upon reasonable notice, that the Trustee may resign at any time upon reasonable notice, and that upon such removal or resignation of any Trustee, the Board shall designate a successor Trustee.

      SECTION 12.5.  COMMITTEE INSTRUCTIONS.

      All requests, directions, requisitions and instructions of the Committee to the Trustee shall be in writing and signed by the Secretary of the Committee or by any one member of the Committee authorized by the majority to sign.

      SECTION 12.6.  RIGHT TO AMEND OR TERMINATE.

      The Employer hereby reserves the right, by action of the Board, to amend or terminate the Plan and Trust or Trust Agreement at any time, provided that no such amendment or termination shall have the effect of diverting the Trust Funds to purposes other than for the exclusive benefit of the Participants.

      SECTION 12.7.  DISCRETIONARY AUTHORITY.

      In discharging the duties assigned to it under the Plan, the Trustee, Plan Administrator, the Committee, and any other fiduciary shall have the discretion to interpret the terms and intent of the Plan; to adopt, amend, and rescind rules and regulations pertaining to their duties under the Plan; and to make all other determinations necessary or advisable for the discharge of their duties under the Plan. Such discretionary authority shall be absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to all similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan shall not be construed as limiting any power or authority of the fiduciary to discharge its duties.

      SECTION 12.8.  LIMITATION ON AMENDMENTS.

      No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's or Inactive Participant's account balances. For purposes of this paragraph, a plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing account balances. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant or Inactive Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's account balances will not be less than the percentage computed under the Plan without regard to such amendment.

      If the vesting schedule under the Plan is amended and the vesting under the new schedule is at any point not as rapid as under the prior schedule, each Participant with at least three Years of Service may elect to have his nonforfeitable percentage computed under the Plan according to the prior schedule.

      For purposes of the above paragraph, a Participant shall be considered to have completed three Years of Service if he has completed 1,000 Hours of Service in each of three Plan Years, whether or not consecutive, ending with or prior to the last day of the election period described below.

      The election period shall begin no later than the date the amendment is adopted and shall end no earlier than the later of the following dates:

      (a)  the date which is 60 days after the date the amendment is adopted,

      (b)  the date which is 60 days after the amendment becomes effective; or

      (c) the date which is 60 days after the day the Participant is issued written notice of the change by the Employer or the Plan Administrator.

      If the vesting schedule of this Plan is changed, the nonforfeitable percentage of any Participant's account balances determined as of the later of the date the change is effective or the date the change is adopted shall not be less than the nonforfeitable percentage computed under the Plan without regard to such change.

                                   ARTICLE 13

                                  MISCELLANEOUS


      SECTION 13.1.  ALIENATION OF BENEFITS.

      No portion of the account balance with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge except in the case of a qualified domestic relations order as described in Code Section 414(p). Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void except in the case of a qualified domestic relations order as described in Code Section 414(p). No portion of such account balance shall in any manner be payable to any assignee, receiver or trustee in bankruptcy, or be liable for the Participant's debts, contracts, liabilities, engagements or torts, or be subject to any legal process of attachment except in the case of a qualified domestic relations order as described in Code Section 414(p). No qualified domestic relations order shall permit the payment of any benefit in any amount, form of benefit, time of payment, or any option not otherwise provided under the Plan; provided, however, that, to the extent provided in Code
Section 414(p), benefits may be paid to an alternate payee in any form in which benefits may be paid to the Participant (even though the Participant has not separated from service) as if he had retired on the date payment is to begin under such order. The account of any alternate payee shall be paid to such alternate payee immediately if the qualified domestic relations order so states.

      SECTION 13.2.  PAYMENT IN EVENT OF INCAPACITY.

      If any person entitled to any payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Plan Administrator, upon receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him.

      SECTION 13.3.  RIGHTS OF PARTIES.

      The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

      SECTION 13.4.  COMMUNICATION TO EMPLOYEES.

      The Plan Administrator shall communicate the terms of the Plan to the Employees as required by law.

      SECTION 13.5.  LOST DISTRIBUTEES.

      If a benefit is payable to a Participant or Beneficiary who cannot be located after a reasonable period of time, as determined by the Plan Administrator, such benefit may be forfeited under such rules as shall be established by the Committee or Plan Administrator; however, a benefit that has been forfeited pursuant to this Section shall be restored from current Forfeitures, or additional Employer contributions if current Forfeitures are insufficient to restore the forfeited benefit, if a valid claim is later made by or on behalf of the Participant or Beneficiary.

                                   ARTICLE 14

                      TERMINATION, MERGER OR CONSOLIDATION

      SECTION 14.1.  TERMINATION OF PLAN AND TRUST.

      In the event there is a termination, partial termination, or complete discontinuance of contributions to this Plan, all affected Participant's accounts shall be fully vested and thereafter not subject to forfeiture. The assets shall remain in trust and shall be paid to the Participants, Inactive Participants, Beneficiaries or other successors in interest upon the earliest event providing for distribution in this Plan. Distributions shall be made in the manner allowed in this Plan for that particular event.

      SECTION 14.2.  MERGER OR CONSOLIDATION.

      In the event of any merger or consolidation of the plan with any other Plan or a transfer of assets or liabilities of the Plan to any other plan, the amount which each Participant in the Plan would receive if the Plan were terminated immediately after the merger, consolidation, or transfer shall be equal to or greater than the amount he would have been entitled to receive immediately preceding the merger, consolidation, or transfer if the Plan had then terminated.

                                   ARTICLE 15

                                CLAIMS PROCEDURE


      SECTION 15.1.  FILING OF A CLAIM FOR BENEFITS.

      A Participant or Beneficiary (the "claimant") shall make a claim for the benefits provided under the Plan by filing a written claim with the Plan Administrator (or any member of the Committee) upon a form approved by the Committee. In the event the Plan Administrator or a member of the Committee shall be the claimant, all actions which are required to be taken by the Plan Administrator or Committee pursuant to this Article shall be taken instead by another member of the Committee as designated by the Employer.

      SECTION 15.2.  NOTIFICATION TO CLAIMANT OF DECISION.

      The Plan Administrator shall make the initial decision on all claims for benefits, and unless the Plan Administrator's initial decision is reviewed by the Committee, the Plan Administrator's initial decision shall be binding upon all persons. Notice of a decision by the Plan Administrator with respect to a claim shall be furnished to the claimant within 90 days following the receipt of the claim by the Plan Administrator or by any member of the Committee (or within 90 days following the expiration of the initial 90-day period in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Plan Administrator to the claimant prior to the expiration of the initial 90-day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decision with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the claimant and shall set forth: (a) the specific reason or reasons for the denial,
(b) specific reference to pertinent provisions of the Plan on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claims review procedure. If the Plan Administrator fails to notify the claimant of the decision regarding his claim in accordance with this Article, the claim shall be deemed denied, and the claimant shall then be permitted to proceed with the claims review procedure provided in Section 15.3.

      SECTION 15.3.  CLAIMS REVIEW PROCEDURE.

      Within 60 days following receipt by the claimant of notice of the claim denial, or within 60 days following the close of the 90-day period referred to in Section 15.2, if the Plan Administrator fails to notify the claimant of the decision within such 90-day period, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee pursuant to Section 15.4, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

      SECTION 15.4.  DECISION ON REVIEW.

      The decision on review of a denied claim shall be made in the following manner.

      (a) The Committee shall make its decision regarding the merits of the denied claim promptly and within 60 days following receipt by the Committee of the request for review (or within 120 days after such receipt in a case where there are special circumstances requiring extension of time for reviewing the appealed claim) shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

      (b) The decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant and shall cite specific references to the pertinent Plan provisions on which the decision is based.

      (c)  The decision of the Committee shall be final and conclusive.

      SECTION 15.5.  ACTION BY AUTHORIZED REPRESENTATIVE OF CLAIMANT.

      All actions set forth in this Article to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Plan Administrator or the Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

      IN WITNESS WHEREOF, The Liberty Corporation by the authority of the Board of Directors of the Employer, executed on behalf of the Employer the _________ day of ______________________________, 1997.

                                              THE LIBERTY CORPORATION


                                              By:
                                                  ------------------------
                                                     Authorized Officer

ATTEST


Secretary




(CORPORATE SEAL)


                           ADOPTING RELATED EMPLOYERS
                           --------------------------


                                              LIBERTY LIFE INSURANCE COMPANY



                                              Authorized Officer


                                              LIBERTY CAPITAL ADVISORS, INC.


                                              By:
                                                  ------------------------
                                                     Authorized Officer



                                              LIBERTY PROPERTIES GROUP, INC.


                                              By:
                                                  ------------------------
                                                     Authorized Officer


                                              SPECIAL SERVICES CORPORATION


                                              By:
                                                  ------------------------
                                                     Authorized Officer

                                              PIERCE NATIONAL LIFE INSURANCE
                                              COMPANY


                                              By:
                                                  ------------------------
                                                     Authorized Officer


                                              LIBERTY INVESTMENT GROUP, INC.


                                              By:
                                                  ------------------------
                                                     Authorized Officer



                                              LIBERTY INSURANCE SERVICES
                                              CORPORATION


                                              By:
                                                  ------------------------
                                                     Authorized Officer



                                              STATE NATIONAL FIRE COMPANY


                                              By:
                                                  ------------------------
                                                     Authorized Officer